UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENZON PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid.

☐	Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

20 Kingsbridge Road
Piscataway, New Jersey 08854
(732) 980-4500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, NOVEMBER 20, 2013

To our stockholders:

The 2013 annual meeting of stockholders (the “2013 Annual Meeting”) of Enzon Pharmaceuticals, Inc., a Delaware corporation, will be held at Club 101 on the Main Floor at 101 Park Avenue, New York, New York 10178 on Wednesday, November 20, 2013 at 11:00 a.m., local time, for the following purposes:

1.	to elect three (3) directors, each for a one-year term expiring at our next annual meeting of stockholders and until such director’s successor is elected and qualified (Proposal No. 1);

2.	to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2);

3.	to approve, on an advisory basis, the compensation of our named executive officers (Proposal No. 3); and

4.	to transact such other matters as may properly come before the 2013 Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our common stock as of the close of business on September 30, 2013, the record date, are entitled to notice of and to vote at the 2013 Annual Meeting.

Whether or not you plan to attend the 2013 Annual Meeting, your vote is important. To assure your representation at the meeting, please vote by signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or by submitting voting instructions via the Internet at www.cstproxyvote.com. Sending in your proxy or submitting voting instructions via the Internet will not prevent you from voting in person at the 2013 Annual Meeting. If you vote in person by ballot at the 2013 Annual Meeting, that vote will revoke any prior proxy or voting instructions that you have submitted.

By Order of the Board of Directors,

Andrew Rackear
Corporate Secretary

Piscataway, New Jersey
October 11, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 Annual meeting of stockholders TO BE HELD ON NOVEMBER 20, 2013.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available online at:
http://www.cstproxy.com/enzon/2013

20 Kingsbridge Road
Piscataway, New Jersey 08854
(732) 980-4500

PROXY STATEMENT

Enzon Pharmaceuticals, Inc. is furnishing this proxy statement and the enclosed proxy card to our stockholders of record as of the close of business on September 30, 2013 in connection with our solicitation of proxies for use at the annual meeting of stockholders and any adjournment(s), postponement(s) or other delays thereof (the “2013 Annual Meeting”) to be held at Club 101 on the Main Floor at 101 Park Avenue, New York, New York 10178 on Wednesday, November 20, 2013 at 11:00 a.m., local time.

References in this proxy statement to the “Company,” “our company,” “we,” “us,” “our” and similar terms mean Enzon Pharmaceuticals, Inc.

The accompanying proxy is solicited by the Board of Directors of the Company (the “Board”) and is revocable by the stockholder any time before it is voted.

We have elected to take advantage of the Securities and Exchange Commission’s “notice and access” rule that allows us to furnish proxy materials to stockholders online. We believe that electronic delivery will expedite the receipt of proxy materials, while significantly lowering costs and reducing the environmental impact of printing and mailing full sets of proxy materials. As a result, on or about October 11, 2013, we mailed to our stockholders of record at the close of business on September 30, 2013 a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials online and how to request paper copies of our proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the materials unless you specifically request one.

Enzon’s principal executive offices are located at 20 Kingsbridge Road, Piscataway, New Jersey 08854, telephone (732) 980-4500.

Who May Vote

Only holders of the Company’s common stock (“Common Stock”) outstanding as of the close of business on September 30, 2013 (the “Record Date”) are entitled to receive notice of, and to vote at, the 2013 Annual Meeting. As of the Record Date, there were 44,068,299 shares of Common Stock outstanding and entitled to vote at the 2013 Annual Meeting. Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the 2013 Annual Meeting. There are no cumulative voting rights.

Voting Requirements

One-third of the shares of Common Stock entitled to vote at the 2013 Annual Meeting present in person or by proxy constitutes a quorum for action at the meeting. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The vote requirement for each matter is:

•	Proposal No. 1 (Election of Directors)—A nominee will be elected as a director if he receives a majority of the votes cast at the 2013 Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.

•	Proposal No. 2 (Ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013)—The ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the favorable vote of a majority of the shares of Common Stock present or represented by proxy at the 2013 Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the ratification, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. The ratification of the appointment of EisnerAmper LLP is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

•	Proposal No. 3 (Approval, on an advisory basis, of the compensation of our named executive officers)—The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this proxy statement requires the favorable vote of a majority of the shares of Common Stock present or represented by proxy at the 2013 Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

The Board’s Voting Recommendations

The Board recommends that you vote your shares “FOR” each of the Board’s nominees who are standing for election to the Board (Proposal No. 1), “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2) and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3).

How to Vote

If you are a stockholder of record as of the Record Date, you may vote (i) in person by ballot at the 2013 Annual Meeting, (ii) by submitting voting instructions via the Internet at www.cstproxyvote.com or (iii) by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Instructions for Internet voting are provided in the Notice of Internet Availability of Proxy Materials and the printed proxy card. If you hold your shares of Common Stock in a stock brokerage account or through a bank or other nominee, you must follow the voting procedures provided by your broker, bank, trustee or other nominee included with your proxy materials.

Giving us your proxy means you authorize the Board’s designated proxy holders (who are identified on the enclosed proxy card) to vote your shares at the 2013 Annual Meeting in the manner that you have indicated and in their discretion on such other matters as may properly come before the 2013 Annual Meeting. If you sign and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares “FOR” each of the Board’s nominees that are standing for election to the Board (Proposal No. 1), “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2) and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3).

2

If You Plan to Attend the 2013 Annual Meeting

Attendance at the 2013 Annual Meeting will be limited to stockholders as of the Record Date. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices and other electronic devices will not be permitted at the 2013 Annual Meeting. You may contact us at (732) 980-4500 or through an e-mail request to investor@enzon.com for directions to the 2013 Annual Meeting.

If you are a stockholder of record as of the Record Date, you may vote your shares in person by ballot at the 2013 Annual Meeting. If you hold your shares of Common Stock in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the 2013 Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the 2013 Annual Meeting.

Revoking a Proxy

You may revoke your proxy or voting instructions by (i) submitting new voting instructions via the Internet at www.cstproxyvote.com, (ii) submitting a new proxy with a later date or (iii) notifying our Corporate Secretary before the 2013 Annual Meeting by mail at the address shown on page 1. If you attend the 2013 Annual Meeting in person and vote by ballot, any previously submitted proxy or voting instructions will be revoked.

How We Solicit Proxies

We will solicit proxies and will bear the entire cost of our solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Common Stock. We have engaged the services of D.F. King & Co., Inc. to assist us in the solicitation of proxies for an anticipated fee of $6,500 plus expenses.

If You Receive More Than One Proxy Card

If you hold your shares of Common Stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares of Common Stock are voted, please sign, date and return the proxy card for each account. You should vote all of your shares of Common Stock.

3

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws, each member of the Board is to be elected each year to hold office for one year until the annual meeting of stockholders after such election. The Governance and Nominating Committee has recommended to the Board, and the Board also recommends, that the stockholders elect all of the Board’s director nominees at the 2013 Annual Meeting to serve until the Company’s next annual meeting of stockholders and until such director’s successor is elected and qualified. The proxies solicited by this proxy statement cannot be voted for more than three nominees at the 2013 Annual Meeting. The nominees who are standing for election to the Board at the 2013 Annual Meeting and certain information with respect to their backgrounds are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein. In the event that any nominee named herein is unable or unwilling to serve as a director, discretionary authority is reserved to the Board to vote for a substitute. The Board has no reason to believe that any nominee named herein will be unable to serve if elected.

The Second Amended and Restated By-Laws of the Company (the “Second Amended and Restated By-Laws”) provide for majority voting for election of directors in uncontested elections. In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), each member of the Board will be elected only if the votes cast for the nominee exceed the votes cast against the nominee, rather than by plurality voting. Plurality voting is retained for contested elections. In addition, the Board also adopted a Board Resignation Policy in furtherance of these majority voting principles. Pursuant to this policy, each of the Board’s nominees would agree to submit an irrevocable resignation from the Board which will become effective in accordance with such policy in the event the nominee fails to receive the required vote for his or her election at the 2013 Annual Meeting.

Director Nominees

Due to our reduced scope of operations and the suspension of all of our research and development activities, we have determined that a smaller board of directors is appropriate going forward. We currently have eight directors, but only three of our directors will stand for election at the 2013 Annual Meeting. The proxies solicited by this proxy statement cannot be voted for more than three nominees at the 2013 Annual Meeting. The Board has nominated and recommended for election the following persons to stand for re-election at the 2013 Annual Meeting: Jonathan Christodoro, Odysseas Kostas and Jennifer I. McNealey.

Mr. Christodoro was appointed as a director to the Board on October 7, 2013 after discussions with Carl C. Icahn, one of our largest stockholders, and after consideration by the Governance and Nominating Committee. Dr. Kostas and Ms. McNealey were appointed as directors to the Board on September 25, 2013 after consideration by the Governance and Nominating Committee. The nominees for election to the office of director, and certain information with respect to their backgrounds, are set forth below. It is the intention of the Board’s designated proxy holders (who are identified on the enclosed proxy card), unless otherwise instructed, to vote to elect Mr. Christodoro, Dr. Kostas and Ms. McNealey.

Alexander J. Denner, Richard C. Mulligan, Thomas F. Deuel, George W. Hebard III and Richard A. Young, who are currently members of the Board, will not stand for re-election at the 2013 Annual Meeting. Recently, on October 8, 2013, our former directors Robert LeBuhn and Robert C. Salisbury resigned from the Board and therefore will also not stand for re-election at the 2013 Annual Meeting.

In the event that any of the Board’s nominees is unable or unwilling to serve as a director, discretionary authority is reserved to the Board to select a substitute. The Board has no reason to believe that any nominee named herein will be unable to serve if elected. Each nominee for director has consented to being named in this proxy statement and to serving as a director if elected.

4

Set forth below are the name, age and year in which the current term expires of each nominee for election to the Board as of the date of this proxy statement.

Name	Age	Director Since	Position with the Company	Term Expires on the Annual Meeting Held in the Year
Nominees:
Jonathan Christodoro	37	2013	Director	2013
Odysseas Kostas	39	2013	Director	2013
Jennifer I. McNealey	40	2013	Director	2013

BUSINESS EXPERIENCE OF NOMINEES

Director Nominees

Jonathan Christodoro was appointed as a director of the Company on October 7, 2013. Mr. Christodoro has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since July 2012. Mr. Christodoro is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital LP. Prior to joining Icahn Capital LP, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP, and S.A.C Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro has been a director of Herbalife Ltd., a global nutrition company, since April 2013. Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Odysseas Kostas, M.D. was appointed as a director of the Company on September 25, 2013. Since 2011, Dr. Kostas has been an associate analyst covering the biotechnology and pharmaceutical industries at International Strategy & Investment, a full service broker-dealer that provides macro and fundamental research, sales, and trading services to customers. Prior to that, Dr. Kostas was a consultant - senior associate analyst covering the biotechnology industry at Sanford C. Bernstein and Co. from May 2011 to August 2011. Prior to that, Dr. Kostas worked at the Greenwich Hospital/Yale New Haven Health as hospitalist from 2008 to 2011 and was member of hospital committees from 2003 to 2011. Dr. Kostas was also a member of the board of directors at Mast Therapeutics (then known as ADVENTRX Pharmaceuticals) from February 2010 to May 2011, and a strategy consultant at Mast Therapeutics from December 2008 to January 2009. Dr. Kostas has an M.D. from the University of Texas Southwestern Medical School, and a B.S. from Massachusetts Institute of Technology.

Jennifer I. McNealey was appointed as a director of the Company on September 25, 2013. Ms. McNealey founded Laurient LLC, a market research company focused on the biotechnology and pharmaceutical industries, in 2005 where she worked until 2012. Prior to founding Laurient LLC, Ms. McNealey served as a portfolio manager and biotechnology analyst at various firms, including Paramount Capital, Franklin Templeton, Amerindo Investment Advisors and Morgan Stanley Dean Witter Advisors. Ms. McNealey has a B.A. and an M.H.A. from Cornell University.

There are no family relationships among any of our directors or executive officers.

Recommendation

The Board recommends a vote FOR each of the nominees named above (Proposal No. 1 on the proxy card).

5

DIRECTORS’ NOMINATION

Process for Identifying and Evaluating Nominees. The Charter of the Governance and Nominating Committee specifies the process for nominating persons for election to the Board. The Committee will solicit nominations for new directors and screen the list of potential new directors submitted to it by other directors or any other sources and decide whether the assistance of a search firm is needed, and if so, choose the firm. After a review of board candidates and after considering the advice of the Chairman of the Board, the committee will designate which candidates, if any, are to be interviewed.

Criteria for Board Membership. The Charter of the Governance and Nominating Committee does not set forth the specific criteria for identifying and recommending new candidates to serve as directors; however, candidates may be interviewed by the Governance and Nominating Committee to evaluate the following, among other qualifications it may deem appropriate:

•	experience as a director of another publicly-traded corporation, experience in industries or with technologies relevant to our company, accounting or financial reporting experience, or such other professional experience that the Governance and Nominating Committee determines qualifies an individual for Board service;

•	candidates’ business judgment and temperament, ethical standards, view of the relative responsibilities of a director and management, independent thinking, articulate communication and intelligence; and

•	any other factors as the Governance and Nominating Committee deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Although the Governance and Nominating Committee does not have a written diversity policy, it generally considers diversity of knowledge, skills and professional experience as factors in evaluating candidates for the Board.

Stockholder Nominees. The Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Governance and Nominating Committee, c/o the Secretary of the Company, and should include the following information: (i) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and our Second Amended and Restated-Bylaws; (ii) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such stockholders; (iii) appropriate biographical information and a statement as to the qualification of the nominee and (iv) a statement whether the nominee, if elected, intends to tender an irrevocable resignation effective upon such person’s failure to receive the required vote, as will be provided by candidates nominated by the Board, in accordance with the Board’s resignation policy described below. Our Second Amended and Restated By-Laws generally require that this information should be submitted not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The manner in which the committee evaluates potential directors will be the same for candidates recommended by the stockholders as for candidates recommended by others.

Majority Voting for Directors and Board Resignation Policy. The Second Amended and Restated By-Laws provide for majority voting for election of directors in uncontested elections. In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), each member of the Board will be elected only if the votes cast for the director exceed the votes cast against the director, rather than by plurality voting. Plurality voting is retained for contested elections. In addition, the Board also adopted a Board Resignation Policy in furtherance of the majority voting principles reflected in the Second Amended and Restated By-Laws. Under this policy, in uncontested elections, a director nominee who does not receive the required votes for election or re-election is expected to tender his or her resignation to the Board. In addition, the Board expects candidates to tender resignations if they fail to receive the required votes. The resignation tendered by a nominee will be effective automatically on the 60th day following the annual meeting at which the nominee failed to receive the required vote, unless the Board decides to suspend the resignation for so long as the Board determines that such resignation would cause the Board or committees thereof to fail to comply with Enzon’s bylaws, the Delaware General Corporation Law, the listing requirements of The Nasdaq Stock Market LLC or any regulation promulgated by the Securities and Exchange Commission (the “SEC”). Enzon intends on publicly disclosing the Board’s determination regarding suspension of the tendered resignation and the rationale behind the decision.

6

DIRECTORS’ COMPENSATION

2011 Outside Director Compensation Plan

In March 2011, the Board adopted the 2011 Outside Director Compensation Plan, which remained in effect until the 2013 Outside Director Compensation Plan (described below) became effective in January 2013. Under the 2011 Outside Director Compensation Plan, each non-employee director receives an annual grant of stock options on the first trading day of the calendar year with a Black-Scholes value of $25,000 and an exercise price equal to the closing price of our Common Stock on the date of grant (the “2011 Plan Annual Option Grant”) and an annual grant of restricted stock units settled in shares of Common Stock on the first trading day after June 30 of each calendar year with a value of $75,000 (the “2011 Plan Annual Restricted Stock Grant”). These grants are made under the Company’s equity compensation plans. The 2011 Plan Annual Option Grant vests in one tranche on the first anniversary of the date of grant if the recipient director remains on our board on that date. Once vested, options granted pursuant to the 2011 Plan Annual Option Grant expire on the 10th anniversary of the date of grant. The number of shares issued in the 2011 Plan Annual Restricted Stock Grant will be equal to $75,000 divided by the closing price of our Common Stock on the date of grant. The shares covered by the 2011 Plan Annual Restricted Stock Grant vest in three equal tranches on each of the first three anniversaries of the date of grant if the recipient director remains on our board on each such date. Upon the election of a new non-employee director to the Board, such newly elected director will receive a grant of stock options with a Black-Scholes value of $25,000 (the exercise price of which will be equal to the closing price of our Common Stock on the date of grant) and a grant of restricted stock units settled in shares of Common Stock with a value of $100,000 (the number of shares covered by such grant being equal to $100,000 divided by the closing price of our Common Stock on the date of grant) (the “2011 Plan Welcome Grant”). The options and restricted stock units included in the 2011 Plan Welcome Grant vest in three equal tranches on each of the first three anniversaries of the date of grant, if the recipient director remains on the Board on each such date. For the Chairperson of the Board, if such Chairperson is not an employee of our company, the value of the options and restricted stock units covered by the 2011 Plan Annual Option Grant, 2011 Plan Annual Restricted Stock Grant and 2011 Plan Welcome Grant are twice the amounts mentioned above. In addition, under the 2011 Outside Director Compensation Plan, each non-employee director receives an annual cash retainer of $50,000. Non-employee directors also receive an additional annual cash retainer of $18,000 for service as chair of the Finance and Audit Committee and $8,000 for service as chair of any other committee. Non-employee directors receive an additional annual cash retainer of $8,000 for service as members of the Audit and Finance Committee, an annual cash retainer of $4,000 for each other committee on which they serve but do not chair and $1,000 for each committee meeting attended.

2013 Outside Director Compensation Plan

In January 2013, the Governance and Nominating Committee reviewed director compensation in view of changes in the size and direction of our company and trends in director compensation at peer group companies. In January 2013, the Board adopted the 2013 Outside Director Compensation Plan, which remained in effect until the Amended and Restated 2013 Outside Director Compensation Plan (described below) became effective on July 1, 2013. Under the 2013 Outside Director Compensation Plan, each non-employee director receives an annual grant of stock options on the first trading day of the calendar year with a Black-Scholes value of $25,000 and an exercise price equal to the closing price of our Common Stock on the date of grant (the “2013 Plan Annual Option Grant”) and an annual grant of restricted stock units settled in shares of Common Stock on the first trading day after June 30 of each calendar year with a value of $50,000 (the “2013 Plan Annual Restricted Stock Grant”). These grants are made under the Company’s equity compensation plans. The 2013 Plan Annual Option Grant vests in one tranche on the first anniversary of the date of grant if the recipient director remains on our board on that date. Once vested, options granted pursuant to the 2013 Plan Annual Option Grant expire on the 10th anniversary of the date of grant. The number of shares issued in the 2013 Plan Annual Restricted Stock Grant will be equal to $50,000 divided by the closing price of our Common Stock on the date of grant. The shares covered by the 2013 Plan Annual Restricted Stock Grant vest in three equal tranches on each of the first three anniversaries of the date of grant if the recipient director remains on our board on each such date. Upon the election of a new non-employee director to the Board, such newly elected director will receive a grant of stock options with a Black-Scholes value of $25,000 (the exercise price of which will be equal to the closing price of our Common Stock on the date of grant) and a grant of restricted stock units settled in shares of Common Stock with a value of $50,000 (the number of shares covered by such grant being equal to $50,000 divided by the closing price of our Common Stock on the date of grant) (the “2013 Plan Welcome Grant”). The options and restricted stock units included in the 2013 Plan Welcome Grant vest in three equal tranches on each of the first three anniversaries of the date of grant, if the recipient director remains on the Board on each such date. For the Chairperson of the Board, if such Chairperson is not an employee of our company, the value of the options and restricted stock units covered by the 2013 Plan Annual Option Grant, Annual Restricted Stock Grant and 2013 Plan Welcome Grant are twice the amounts mentioned above. For the Vice-Chairperson of the Board, if such Vice-Chairperson is not an employee of our company, the value of the options and restricted stock units covered by the 2013 Plan Annual Option Grant, 2013 Plan Annual Restricted Stock Grant and 2013 Plan Welcome Grant are 1.75 times the amounts mentioned above. In addition, under the 2013 Outside Director Compensation Plan, each non-employee director receives an annual cash retainer of $30,000. Non-employee directors also receive an additional annual cash retainer of $18,000 for service as chair of the Finance and Audit Committee and $8,000 for service as chair of any other committee. Non-employee directors receive an additional annual cash retainer of $8,000 for service as members of the Audit and Finance Committee, an annual cash retainer of $4,000 for each other committee on which they serve but do not chair.

7

Amended and Restated 2013 Outside Director Compensation Plan

In June 2013, the Governance and Nominating Committee further reviewed director compensation in view of changes in the size and direction of our company. The Governance and Nominating Committee recommended further changes to eliminate equity grants and reduce cash compensation to non-employee directors. Based upon these recommendations, in June 2013, the Board adopted the Amended and Restated 2013 Outside Director Compensation Plan, which became effective on July 1, 2013. Under the Amended and Restated 2013 Outside Director Compensation Plan, each non-employee director (i) receives an annual cash retainer of $30,000, (ii) for service as chair of the Finance and Audit Committee receives an additional annual cash retainer of $10,000 and (iii) for service as a member of the Finance and Audit Committee receives an additional annual cash retainer of $5,000. These annual cash retainers are payable quarterly at the end of each quarter, beginning with the third quarter of the fiscal year ending December 31, 2013.

Directors who are employees of our company do not receive compensation for their service on the Board.

8

Total Director Compensation

A summary of compensation paid to each of our directors during fiscal year ended December 31, 2012 is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Jonathan Christodoro(4)	—	—	—	—
Alexander J. Denner	72,196	150,006	50,005	272,207
Thomas F. Deuel	76,000	75,003	25,003	176,006
George W. Hebard III	13,280	100,005	25,005	138,291
Odysseas Kostas(5)	—	—	—	—
Robert LeBuhn(6)	89,000	75,003	25,003	189,006
Jennifer I. McNealey(7)	—	—	—	—
Richard C. Mulligan	72,598	131,250	43,756	247,604
Robert C. Salisbury(8)	85,598	75,003	25,003	185,603
Richard A. Young	90,000	75,003	25,003	190,006

(1)	Dollar value of stock awards and option awards shown in this table is the aggregate grant date fair value of such awards calculated in accordance with FASB ASC Topic 718 without regard to forfeitures. Assumptions used in the calculations are included in our audited financial statements for the fiscal year ended December 31, 2012 included in our original Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 18, 2013.

(2)	As of December 31, 2012, each of the individuals listed in this table held the following aggregate number of outstanding unvested restricted stock units after giving effect to equitable adjustments that were approved by the Compensation Committee and made to then outstanding restricted stock units in connection with the special cash dividend of $2.00 per share of Common Stock that we paid on December 21, 2012: Dr. Denner: 50,430, Dr. Deuel: 28,561, Mr. Hebard: 19,310, Mr. LeBuhn: 25,217, Professor Mulligan: 41,652, Mr. Salisbury: 25,217 and Dr. Young: 28,561.

(3)	As of December 31, 2012, each of the individuals listed in this table held the following number of outstanding stock options after giving effect to equitable adjustments that were approved by the Compensation Committee and made to then outstanding stock options in connection with the special cash dividend of $2.00 per share of Common Stock that we paid on December 21, 2012: Dr. Denner: 115,442, Dr. Deuel: 45,663, Mr. Hebard 10,297, Mr. LeBuhn: 154,457, Professor Mulligan: 78,912, Mr. Salisbury: 149,457 and Dr. Young: 45,663.

(4)	Mr. Christodoro was appointed as a director of the Company on October 7, 2013.

(5)	Dr. Kostas was appointed as a director of the Company on September 25, 2013.

(6)	Mr. LeBuhn resigned from the Board on October 8, 2013.
(7)	Ms. McNealey was appointed as a director of the Company on September 25, 2013.
(8)	Mr. Salisbury resigned from the Board on October 8, 2013.

9

CORPORATE GOVERNANCE

Director Independence

All of our current directors (other than Mr. Hebard, who serves as our Interim Principal Executive Officer and Interim Chief Operating Officer) meet, and the nominees for director would meet, upon election, the listing standards of NASDAQ for independence. In 2012, the independent directors held two such executive sessions at which only the independent directors are present. Dr. Denner presided at these executive sessions.

Meetings and Attendance

The Board held 10 meetings during fiscal year 2012. Each director attended at least 75% of the total number of meetings held during fiscal year 2012 by the Board and committees of the Board of which such director was a member.

Enzon does not have a policy requiring our directors to attend our annual stockholders’ meetings.

Board Leadership Structure

We have historically separated the Chairman and Vice-Chairman positions from the Principal Executive Officer position in order to allow the Principal Executive Officer to focus on setting the strategic direction of our company and the day-to-day leadership and performance of our company, while the Chairman and Vice-Chairman lead the Board in its role of providing advice to, and overseeing the performance of, the Principal Executive Officer. Dr. Denner, who has served as the Chairman of the Board since July 2009, and Professor Mulligan, who has served as the Vice-Chairman of the Board since March 2011, will not stand for re-election at the 2013 Annual Meeting. We expect that after the 2013 Annual Meeting, the Board will re-evaluate our board leadership structure, including whether to maintain the Chairman and Vice-Chairman positions.

Communications with Directors

Stockholders may communicate directly with the directors. All communications should be sent in care of the Secretary of Enzon at Enzon’s address and should prominently indicate on the outside of the envelope that it is intended for the Board, for a specific non-employee director or a particular committee of the Board. If no director is specified, the communication will be forwarded to the entire Board.

Standing Committees of the Board

The Board currently has the following standing committees: Finance and Audit Committee, Compensation Committee and Governance and Nominating Committee.

Finance and Audit Committee. The Finance and Audit Committee currently consists of Dr. Young, who will not stand for re-election at the 2013 Annual Meeting. Until their resignations as directors on October 8, 2013, Mr. Salisbury served as Chairman of the Finance and Audit Committee and Mr. LeBuhn served as a member of the Finance and Audit Committee. The Board has not yet determined which nominees for director, upon election, will be appointed to the Finance and Audit Committee. The appointment of members to the Finance and Audit Committee is expected to occur prior to the 2013 Annual Meeting. The current member of the Finance and Audit Committee is, and each member who will be appointed to the Finance and Audit Committee following the 2013 Annual Meeting is expected to be, independent as defined by the listing standards of The NASDAQ Stock Market (“NASDAQ”). The Finance and Audit Committee does not currently have an audit committee financial expert as determined by the SEC due to the recent resignations of Messrs. Salisbury and Lebuhn, each of whom previously satisfied the definition of audit committee financial expert, as directors. The primary purpose of the Finance and Audit Committee is to assist the Board in its oversight responsibilities by monitoring the integrity of our company’s financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, our company’s compliance with legal and regulatory requirements, and the performance and independence of our company’s independent registered public accounting firm. The Finance and Audit Committee meets periodically with management to consider the adequacy of our company’s internal controls and the financial reporting process. The Finance and Audit Committee also discusses these matters with our company’s independent registered public accounting firm. The Finance and Audit Committee reviews our financial statements and discusses them with management and our company’s independent registered public accounting firm before those financial statements are filed with the SEC. The charter of the Finance and Audit Committee may be found on our website at www.enzon.com. The Finance and Audit Committee held six meetings during the fiscal year ended December 31, 2012.

10

Compensation Committee. The Compensation Committee currently consists of Dr. Deuel and Dr. Young, each of whom will not stand for re-election at the 2013 Annual Meeting. Until his resignation as a director on October 8, 2013, Mr. LeBuhn served as Chairman of the Compensation Committee. The Board has not yet determined which nominees for director, upon election, will be appointed to the Compensation Committee. The appointment of members to the Compensation Committee is expected to occur following the 2013 Annual Meeting. Each current member of the Compensation Committee is, and each member who will be appointed to the Compensation Committee following the 2013 Annual Meeting is expected to be, independent as defined by NASDAQ listing standards. The primary duties and responsibilities of the Compensation Committee are to oversee our overall compensation structure, policies and programs, and assess whether our compensation structure establishes appropriate incentives for management and employees, to administer our incentive-compensation and equity-based compensation plans, to review and approve corporate goals and objectives relevant to the compensation of our Principal Executive Officer and set the compensation of other executive officers based upon the recommendation of our Principal Executive Officer, and to review and recommend employment agreements and severance arrangements for senior officers, including change of control provisions, plans or agreements, among other things.

During a portion of 2012, Ms. Stancic, our former Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer, in such capacity, conducted performance reviews of members of executive management and made recommendations to the Compensation Committee on compensation, including salary increases, bonuses and equity grants, based on her assessment of the individual’s performance as measured against that individual’s targeted performance goals. Upon Ms. Stancic’s departure in May 2012, Mr. Hebard was appointed as our Interim Principal Executive Officer and Interim Chief Operating Officer and, in such capacity, conducted these performance reviews. The Compensation Committee, in consultation with Radford and our other independent directors, reviewed these recommendations and approved, with any modifications it considered appropriate, the compensation.

The Compensation Committee has the authority to retain, at our expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions, including the sole authority to retain and terminate any compensation consultant and to approve the consultant’s fees and other retention terms. In September 2011, the Compensation Committee retained Radford, an Aon Hewitt Consulting Company (“Radford”) to assist the Compensation Committee with its responsibilities for 2012 compensation decisions. Neither Radford nor its affiliates performed services unrelated to executive compensation that exceeded $120,000 in 2012.

The charter of the Compensation Committee may be found on our website at www.enzon.com. There were seven meetings of the Compensation Committee during the fiscal year ended December 31, 2012.

Governance and Nominating Committee. The Governance and Nominating Committee currently consists of Professor Mulligan (Chairman) and Dr. Denner. Until their resignations as directors on October 8, 2013, Messrs. Salisbury and LeBuhn each served as a member of the Governance and Nominating Committee. The Board has not yet determined which nominees for director, upon election, will be appointed to the Governance and Nominating Committee. The appointment of members to the Governance and Nominating Committee is expected to occur following the 2013 Annual Meeting. Each current member of the Governance and Nominating Committee is, and each member who will be appointed to the Governance and Nominating Committee following the 2013 Annual Meeting is expected to be, independent as defined by NASDAQ listing standards. The committee reviews and sets corporate governance policy and is responsible for making recommendations to the Board on organization and procedures, performance evaluation of the Board and individual directors, and nomination of directors. The Governance and Nominating Committee’s Charter may be found on our website at www.enzon.com. There were five meetings of the Governance and Nominating Committee during the fiscal year ended December 31, 2012.

The Board’s Role in Risk Oversight

Enzon, like other companies, faces a variety of risks. The Board has exercised oversight over risk management primarily through the Finance and Audit Committee, which reviews Enzon’s policies regarding risk oversight and management. Risk oversight has been a significant component in all major Board decisions and the evaluation of risk is an important element in the Board’s decision-making process. In addition, other Board committees have reviewed risks relating to their areas of oversight. For example, the Compensation Committee has generally reviewed risks relating to our compensation practices and policies and has sought to establish compensation packages that reward strong performance without encouraging excessive risk-taking.

11

We have reviewed risk on an ongoing basis at all levels of the corporate organization. At least annually, management has reviewed its risk management activities with the Finance and Audit Committee, and the Chairman of the Finance and Audit Committee has provided updates to the full Board.

Code of Conduct

Our Board has adopted a Code of Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Code of Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed on our website at www.enzon.com within four business days of such material change or waiver. A copy of our Code of Conduct is available on the Corporate Governance page of our website at www.enzon.com or upon request, without charge, by contacting us at (732) 980-4500 or through an e-mail request to investor@enzon.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was an officer or employee of our company during the last fiscal year, was formerly an officer of our company, or had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act.

During the last fiscal year, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on our Compensation Committee or on the Board, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Set forth below is certain biographical information regarding our executive officers as of the date of this proxy statement.

George W. Hebard III (age 40) – Mr. Hebard has served as our Interim Principal Executive Officer and Interim Chief Operating Officer since May 2012. Mr. Hebard was appointed as a director of the Company on February 27, 2012. From September 2011 to April 2012, Mr. Hebard was a Managing Director at Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Prior to joining Mr. Icahn, from 2005 to 2011, Mr. Hebard served as a Managing Director at Blue Harbour Group, an investment firm in Greenwich, Connecticut. Prior to Blue Harbour Group, Mr. Hebard served as a Managing Director at Ranger Partners from 2002 to 2003, and prior to Ranger Partners, Mr. Hebard was an Associate at Icahn Associates Corp. from 1998 to 2002. He has an MBA from INSEAD and an A.B. in Economics from Princeton University.

Andrew Rackear (age 59) – Mr. Rackear has served as our General Counsel and Secretary since April 2010, and also as Chief Compliance Officer since September 2010. Since July 2011, Mr. Rackear has also served as head of Human Resources. Prior to joining our company, Mr. Rackear served as Senior Vice President and General Counsel for NPS Pharmaceuticals, and Vice President and General Counsel for Chugai Pharma USA and Amersham Biosciences Corp, where he also served as president of North American operations. Prior to that, Mr. Rackear engaged in litigation and commercial law practice at Marks & Murase (now Bingham McCutchen) and served as associate general counsel at Sharp Electronics Corp. Mr. Rackear holds a J.D. from New York University School of Law. On September 27, 2013, we entered into a separation agreement with Mr. Rackear, which provides for (i) the termination of Mr. Rackear’s employment with us effective as of a date to be determined by the Chairman of the Compensation Committee in his absolute discretion occurring not earlier than October 1, 2013 and not later than December 31, 2013 and (ii) Mr. Rackear to provide consulting services to us.

12

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee, in consultation with our other independent directors, determines all compensation paid or awarded to our executive officers. The following discussion describes the objectives of our compensation programs that were applicable to 2012 compensation decisions, including the philosophy and policies behind the programs, the elements of our compensation programs, and the impact of regulatory requirements on our compensation decisions and programs. The following discussion focuses on 2012 compensation decisions relating to the following individuals, who were our named executive officers for fiscal year 2012 and whom we refer to in this proxy statement as our named executive officers:

•	George W. Hebard III, our current Interim Principal Executive Officer and Interim Chief Operating Officer since May 2012;

•	Andrew Rackear, our current Vice President and General Counsel;

•	Ana I. Stancic, our former Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer, whose employment ceased in May 2012;

•	Timothy G. Daly, our former Vice President, Controller and Chief Accounting Officer, whose employment ceased in August 2013;

•	Aby Buchbinder, our former Vice President, Clinical Development, whose employment ceased in February 2013; and

•	Charles Conover, our former Senior Vice President of Research & Development, Program Management, whose employment ceased in March 2013.

Objectives of Our Compensation Program

Compensation Philosophy and Policies

For 2012 compensation decisions, the philosophy of our compensation programs was to enhance our performance and stockholder value by aligning the financial interests of our senior managers with those of our stockholders, while keeping the overall compensation package competitive. The compensation package for officers included a number of components. The combination of base salary, annual incentives and incentives that we provided to our executives was designed to be competitive with those of comparable companies and to align executive performance with the interests of our stockholders. The package was designed to align individual compensation with our performance based on the following principles:

•	pay for the achievement of business and strategic objectives as well as individual strategic, management and development goals;

•	pay competitively, with compensation set at levels that will retain key employees; and

•	align the compensation of executive officers with the interests of stockholders through equity.

The Compensation Committee has focused on our strategic objectives and the need to retain unique talent to achieve those objectives. In addition to reviewing the competitive landscape of the biotechnology industry, the Compensation Committee has considered, through strategic analysis, our specific needs to enhance stockholder value. Along those lines, the Compensation Committee has periodically monitored its compensation philosophy and objectives with a view toward making changes as appropriate in light of our company’s strategic objectives.

13

Compensation Consultant; Compensation Peer Group

For 2012 compensation decisions, the Compensation Committee engaged Radford, an Aon Hewitt company, as its outside compensation consultant to assist the Compensation Committee with determinations concerning compensation levels and mix for our named executive officers. As part of its engagement, Radford analyzed data from, and identified, a peer group for 2012 compensation decisions focusing primarily on companies that operated in the biotechnology and pharmaceutical industries and were comparable to Enzon in terms of stage of development, number of employees, market capitalization and potential for growth. In November 2011, Radford presented the Compensation Committee with this peer group. The Compensation Committee considered and discussed this peer group and determined that this peer group was an appropriate peer group to be used for purposes of determining 2012 executive compensation.

This peer group consisted of the following 23 companies:

Achillion Pharmaceuticals, Inc.	Ardea Biosciences, Inc.

ARIAD Pharmaceuticals, Inc.	ArQule, Inc.

Astex Pharmaceuticals, Inc.	AVEO Pharmaceuticals, Inc.

Cell Therapeutics, Inc.	Celldex Therapeutics, Inc.

Exelixis, Inc.	ImmunoGen, Inc.

Infinity Pharmaceuticals, Inc.	Inhibitex, Inc.

Keryx Biopharmaceuticals, Inc.	Maxygen, Inc.

Medivation, Inc.	Micromet, Inc.

NPS Pharmaceuticals, Inc.	Novavax, Inc.

Oncothyreon Inc.	Pharmacyclics, Inc.

Sangamo BioSciences, Inc.	Synta Pharmaceuticals Corp.

ZIOPHARM Oncology, Inc.

Radford’s presentation to our Compensation Committee noted that our market capitalization as of October 21, 2011 ranked in the 57th percentile of companies comprising the peer group used for 2012 executive compensation decisions.

Based on this peer group, the Compensation Committee, in consultation with our other independent directors, set 2012 target compensation for our executive officers at the 50th percentile of compensation paid to similarly situated executives of the companies comprising this peer group. The Compensation Committee believed that setting 2012 target compensation at the 50th percentile provided competitive overall compensation targets to retain experienced executive talent, drive their performance and reward the achievement of challenging goals. For comparison purposes, 2011 target compensation for our executive officers was set between the 50th and 75th percentiles of compensation paid to similarly situated executives of the companies that comprised the peer group for 2011 compensation decisions.

14

For 2013 compensation decisions, the Compensation Committee again engaged Radford as its outside compensation consultant to assist the Compensation Committee with determinations concerning compensation levels and mix for our named executive officers. As part of its engagement, Radford analyzed data from, and identified, a peer group for 2013 compensation decisions focusing primarily on companies that operated in the biotechnology and pharmaceutical industries and were comparable to Enzon in terms of stage of development, number of employees, market capitalization and potential for growth. In identifying this peer group, Radford recommended maintaining approximately the same selection criteria as was used to select the peer group for 2012 compensation decisions. This peer group consists of the following 17 companies:

Achillion Pharmaceuticals, Inc.	Ardea Biosciences, Inc.

ArQule, Inc.	AVEO Pharmaceuticals, Inc.

Cell Therapeutics, Inc.	Celldex Therapeutics, Inc.

Exelixis, Inc.	Infinity Pharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.	NPS Pharmaceuticals, Inc.

Novavax, Inc.	Oncothyreon Inc.

Sangamo BioSciences, Inc.	Sarepta Therapeutics, Inc.

Tangacept, Inc.	Synta Pharmaceuticals Corp.

ZIOPHARM Oncology, Inc.

In September 2012, Radford presented the Compensation Committee with this new peer group. The Compensation Committee considered and discussed this new peer group and determined that this new peer group was an appropriate peer group to be used for purposes of determining 2013 executive compensation.

Radford’s presentation to our Compensation Committee noted that our market capitalization as of September 20, 2012 ranked in the 26th percentile of companies comprising the peer group used for 2013 executive compensation decisions.

Based on this peer group, the Compensation Committee, in consultation with our other independent directors, generally set 2013 target compensation for our executive officers at around the 50th percentile of compensation paid to similarly situated executives of the companies comprising this new peer group.

Role of Stockholder Advisory Vote to Approve Compensation of Named Executive Officers

At our 2012 annual meeting of stockholders, over 97% of the votes cast on a proposal to approve, on an advisory basis, the compensation of our named executive officers voted in favor of that proposal. The Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation and did not substantially change its approach for fiscal year 2012.

Compensation Consultant and Conflict of Interest Analysis

The Compensation Committee has considered the relationships that Radford has had with our company, the members of the Compensation Committee and our executive officers, as well as the policies that Radford has in place to maintain its independence and objectivity, and has determined that the work performed by Radford did not raise any conflict of interest.

Components of the Compensation Package

For fiscal year 2012, the compensation package for each of our named executive officers consisted of the following elements:

15

•	base salary;

•	annual performance-based incentive;

•	stock incentive programs;

•	change of control and severance benefits; and

•	various other benefits.

In addition, most of our named executive officers are or were parties to severance agreements providing for change of control and severance payments.

For fiscal year 2012, there was no pre-established policy or target for the allocation between either cash or non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee, in consultation with Radford and our other independent directors, determined the appropriate level and mix of incentive compensation.

The elements of the compensation package were determined and allocated with consideration of comparisons to the peer group. Each element of the compensation package and the allocation of such elements were proposed by management and reviewed and approved by the Compensation Committee, in consultation with Radford and our other independent directors.

Base Salary

For fiscal year 2012, the Compensation Committee aimed to set base salaries at levels that were competitive with those paid to senior executives at companies included in the peer group. The Compensation Committee believed that this would allow us to retain the executive talent required to lead our company, since we had been competing with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. Salaries have been reviewed annually and in connection with promotions. The peer group was considered in making salary determinations to align our pay practices with other companies in the biotechnology industry. Individual job performance was also considered in setting salaries. During a portion of 2012, Ms. Stancic, our former Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer, in such capacity, conducted performance reviews of members of executive management and made recommendations to the Compensation Committee on salary, including salary increases, based on her judgment of the individual’s performance, using the following criteria for evaluation: attainment of job accountabilities and functional goals, achievement of corporate objectives, individual performance, leadership qualities, strategic contribution and adoption of our corporate values. Following Ms. Stancic’s departure in May 2012, Mr. Hebard was appointed as our Interim Principal Executive Officer and Interim Chief Operating Officer and, in such capacity, conducted these performance reviews. The Compensation Committee, in consultation with Radford and our other independent directors, reviewed these recommendations and approved the annual salary and salary increases, with any modifications it considered appropriate based on its own interaction with executive management and review of accomplishments.

The following discussion provides information concerning the base salaries for our named executive officers.

George W. Hebard III. Mr. Hebard, who was appointed as our Interim Principal Executive Officer and Interim Chief Operating Officer in May 2012, began with an annual base salary of $395,000 commencing as of the date of his appointment. The Compensation Committee, in consultation with our other independent directors, approved an 8.9% increase in Mr. Hebard’s 2013 annual base salary from Mr. Hebard’s 2012 annual base salary.

Andrew Rackear. Mr. Rackear began fiscal year 2012 with an annual base salary of $339,500. The Compensation Committee, in consultation with our other independent directors, approved a 2.5% increase in Mr. Rackear’s 2013 annual base salary from Mr. Rackear’s 2012 annual base salary.

Ana I. Stancic. Ms. Stancic began fiscal year 2012 with an annual base salary of $482,000 until her departure in May 2012.

16

Timothy G. Daly. Mr. Daly began fiscal year 2012 with an annual base salary of $215,000. The Compensation Committee, in consultation with our other independent directors, approved a 3% increase in Mr. Daly’s 2013 annual base salary from Mr. Daly’s 2012 annual base salary.

Aby Buchbinder. Dr. Buchbinder began fiscal year 2012 with an annual base salary of $350,181. The Compensation Committee, in consultation with our other independent directors, approved a 2.5% increase in Dr. Buchbinder’s 2013 annual base salary from Dr. Buchbinder’s 2012 annual base salary.

Charles Conover. Dr. Conover began fiscal year 2012 with an annual base salary of $300,000. The Compensation Committee, in consultation with our other independent directors, approved a 2.5% increase in Dr. Conover’s 2013 annual base salary from Dr. Conover’s 2012 annual base salary.

Annual Performance-Based Incentive Compensation

For 2012, we maintained an incentive program that provided an opportunity for officers and employees to earn annual cash incentive awards based upon corporate performance and their individual performance. The incentive potential was stated as a percentage of the officer’s or employee’s base salary and varies by position. Actual incentives were calculated after the end of the fiscal year based on a review of corporate performance achievements and individual performance achievements.

Set forth below are the fiscal year 2012 target bonuses and the fiscal year 2012 actual bonuses that we made to our named executive officers with respect to fiscal year 2012 performance. We paid the fiscal year 2012 actual bonuses in March 2013.

Name and Title of Executive Officer	2012 Target Cash Bonus (as % of base salary)	2012 Cash Bonus Range (as % of base salary)	2012 Actual Cash Bonus Award ($)	2012 Actual Cash Bonus Award (as a % of base salary)
George W. Hebard III, Interim Principal Executive Officer and Interim Chief Operating Officer(1)	50%	0-50%	$—	—%
Andrew Rackear Vice President and General Counsel	35%	0-35%	$87,633	26%
Ana I. Stancic Former Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer(2)	—%	—%	$—	—%
Timothy G. Daly Former Vice President, Controller and Chief Accounting Officer	25%	0-25%	$39,775	19%
Aby Buchbinder Former Vice President of Clinical Development	35%	0-35%	$85,794	25%
Charles Conover Former Senior Vice President of Research & Development, Program Management	35%	0-35%	$72,450	24%

(1)	Mr. Hebard was appointed as our Interim Principal Executive Officer and Interim Chief Operating Officer in May 2012. Mr. Hebard did not receive a cash bonus award for fiscal year 2012.
(2)	Ms. Stancic was not eligible for a fiscal year 2012 cash incentive award as her employment ceased in May 2012.

Corporate performance goals and weightings for our fiscal year 2012 annual incentives were proposed by our management and reviewed and discussed by the Compensation Committee. The Board approved these corporate performance goals and weightings in January 2012. For fiscal year 2012, all of the named executive officers had the same corporate performance goals upon which fiscal year 2012 cash incentive awards were based. These corporate performance goals included the following clinical, operational/financial, business development and compliance goals:

17

Clinical Goals

•	completing dose escalation portion of Phase 1a AR protocol by the end of fiscal year 2012 (including enrollment of up to 3 patients in Cohort H *(18mg/kg), assuming no DLTs are observed in Cohort E, F, and G (6.5, 10, 14 mg/kg)

•	obtaining clinical efficacy data (PSA drop) for AR Phase 1a go/no-go by the end of fiscal year 2012

Operational/Financial Goals

•	operating within budgetary guidelines and continue to assess opportunities to further reduce our operating expenses

•	building, retaining and developing key personnel in alignment with our strategy

Business Development Goals

•	executing strategic opportunities as approved by the Board

•	completing a Neuroblastoma briefing document by the end of the first quarter of fiscal year 2012 and having a term sheet in place for PEG-SN38 by the end of fiscal year 2012

•	entering into at least one external collaboration for Pegylation technology

Compliance Goals

•	continuously striving for 100% compliance with policies, regulations & code of conduct

•	conducting a risk assessment to ensure proper corporate and governance processes and procedures are in place

The Board reviewed and discussed corporate performance achievements in fiscal year 2012 relative to fiscal year 2012 corporate performance goals. Overall, the Board determined that we achieved approximately 65% of fiscal year 2012 corporate performance goals, taking into account the weightings assigned to each corporate performance goal. These achievements included the following:

•	partial achievement of clinical goals;

•	achievement of operational/financial goals;

•	achievement of business development goals (in particular, we entered into a strategic research, development and licensing collaboration with Zhejiang Hisun Pharmaceuticals Co. Ltd for PEG-SN38 in China); and

•	achievement of compliance goals.

Individual goals and weightings for our named executive officers and employees were established in alignment with overall corporate performance goals. In addition, a majority of our named executive officers had specific functional goals set at the start of the fiscal year that are based on business criteria. Individual goals and weightings for each participant varied, depending on the participant’s position and areas of responsibility and the participant’s effect on our corporate performance. As with evaluating salary increases, the evaluation considered the individual’s performance using the following criteria for evaluation: attainment of job accountabilities and functional goals, achievement of corporate objectives, individual performance, leadership qualities, strategic contribution and adoption of our corporate values. Targets were developed with the expectation that their achievement would be attainable but ambitious and that there would be a meaningful risk that targets would not be achieved and payments would not be made at all or would be made at less than 100%. This uncertainty helped to ensure that any payments made to named executive officers who had pre-established individual performance goals under this program were performance-based. Achievement of the individual goals is reviewed in consideration of our management’s cash incentive for fiscal year 2012. Set forth below is a description of the 2012 individual performance goals applicable to our named executive officers, as well as the assessment by the Compensation Committee, in consultation with our other independent directors, of how each officer performed with respect to any applicable goals.

18

George W. Hebard III. Mr. Hebard, who was appointed as our Interim Principal Executive Officer and Interim Chief Operating Officer in May 2012, had a pre-established target bonus of 50% of his base salary, but did not have pre-established individual performance goals for fiscal year 2012. The Compensation Committee, in consultation with our other independent directors, reviewed and discussed Mr. Hebard’s fiscal year 2012 individual achievements, including the following achievements:

2012 Performance Achievements
•	on-plan enrollment in AR study through the occurrence of dose limiting toxicity
•	initiation of wind-down of clinical development operations.
•	execution of $2.00 per share special dividend
•	review of strategic alternatives and engagement of financial advisor for review of a possible sale of the company
•	initiation of significant cost reduction plans

While the Compensation Committee and our other independent directors recognized Mr. Hebard’s fiscal year 2012 achievements, they did not approve a fiscal year 2012 cash incentive award for Mr. Hebard because they believed that his existing overall compensation package was already competitive in light of the fact that Mr. Hebard’s employment did not begin until May 2012.

Andrew Rackear. Mr. Rackear’s individual performance goals and weightings for his fiscal year 2012 cash incentive potential were established by our former principal executive officer. Mr. Rackear had a pre-established target bonus of 35% of his base salary. Mr. Rackear’s fiscal year 2012 individual performance goals and his fiscal year 2012 individual performance achievements relative to these goals included the following:

2012 Performance Goals		2012 Performance Achievements
•	ensure compliance with U.S. securities laws, rules and regulations	•	goal was achieved
•	ensure compliance with internal policies, code of conduct
•	provide effective legal support for all business development and strategic initiatives approved by the Board	•	goal was achieved
•	develop and implement appropriate programs and incentives to attract and retain highly qualified and motivated employees	•	goal was achieved
•	transition patent portfolios in a cost effective manner that protects our key intellectual property	•	goal was largely achieved
•	provide timely, effective and pragmatic legal support of business functions within approved budget parameters	•	goal was achieved

Mr. Hebard reviewed Mr. Rackear’s 2012 individual performance achievements relative to his fiscal year 2012 individual performance goals with the Compensation Committee and our other independent directors for purposes of assessing his fiscal year 2012 cash incentive award. In recognition of, among other things, our achievement of approximately 65% of our corporate performance goals and Mr. Rackear’s fiscal year 2012 individual performance achievements, the Compensation Committee, in consultation with our other independent directors, approved a fiscal year 2012 cash incentive award for Mr. Rackear equal to 26% of his fiscal year 2012 base salary.

19

Ana I. Stancic. Ms. Stancic was not eligible for a fiscal year 2012 cash incentive award as her employment ceased in May 2012.

Timothy G. Daly. Mr. Daly, our former Vice President, Controller and Chief Accounting Officer, had a pre-established target bonus of 25% of his base salary, but did not have pre-established individual performance goals for fiscal year 2012. Nevertheless, the Compensation Committee, in consultation with our other independent directors, reviewed and discussed Mr. Daly’s fiscal year 2012 individual achievements, including the following achievements:

2012 Performance Achievements
•	execution of $2.00 per share special dividend
•	initiation of significant cost reduction plans
•	completion of sale of net operating losses in the State of New Jersey, pursuant to its technology business tax certificate transfer program

In recognition of, among other things, our achievement of approximately 65% of our corporate performance goals and Mr. Daly’s fiscal year 2012 individual achievements, the Compensation Committee, in consultation with our other independent directors, reviewed and approved a fiscal year 2012 cash incentive award for Mr. Daly equal to 19% of his fiscal year 2012 base salary.

Aby Buchbinder. Dr. Buchbinder’s individual performance goals and weightings for his fiscal year 2012 cash incentive potential were established by our former principal executive officer. Dr. Buchbinder had a pre-established target bonus of 35% of his base salary. Dr. Buchbinder’s fiscal year 2012 individual performance goals and his fiscal year 2012 individual performance achievements relative to these goals included the following:

2012 Performance Goals		2012 Performance Achievements
•	AR – Conduct and supervise medical monitoring of Phase 1 study	•	goal was largely achieved
•	PEG-SN38 – Write medical and technical component of Neuroblastoma briefing document by end of 1Q	•	goal was achieved
•	HIF-1a – Draft and review data and study reports for the Phase 1 studies by end of 3Q	•	goal was achieved
•	Survivin – Review data and study report for the Phase 1 studies by end of 4Q	•	goal was achieved
•	Pegylation – Provide clinical input for the ongoing internal and external program	•	goal was achieved
•	Business Development – present clinical and preclinical data for EZN programs as required	•	goal was achieved

Mr. Hebard reviewed Dr. Buchbinder’s 2012 individual performance achievements relative to his fiscal year 2012 individual performance goals with the Compensation Committee and our other independent directors for purposes of assessing his fiscal year 2012 cash incentive award. In recognition of, among other things, our achievement of approximately 65% of our corporate performance goals and Dr. Buchbinder’s fiscal year 2012 individual performance achievements, the Compensation Committee, in consultation with our other independent directors, approved a fiscal year 2012 cash incentive award for Dr. Buchbinder equal to 25% of his fiscal year 2012 base salary.

20

Charles Conover. Dr. Conover’s individual performance goals and weightings for his fiscal year 2012 cash incentive potential were established by our former principal executive officer. Dr. Conover had a pre-established target bonus of 35% of his base salary. Dr. Conover’s fiscal year 2012 individual performance goals and his fiscal year 2012 individual performance achievements relative to these goals included the following:

2012 Performance Goals		2012 Performance Achievements
•	chair R&D Monthly Review Committee meeting to align priorities and resources across the portfolio to achieve Company goals	•	goal was achieved
•	monitor clinical operation activities to ensure progression of clinical trials	•	goal was largely achieved
•	lead business development and technical team to continue engagement of potential external PEG collaborations	•	goal was largely achieved
•	oversee PEGylation initiative to deliver lead compound candidates for one internal program	•	goal was largely achieved
•	oversee program management activities to ensure completion on clinical study reports	•	goal was achieved
•	liaise with Hisun on Joint Steering Committee to ensure collaborative relationship on PEG-SN38/PEG-paclitaxel tech transfer and initiation on a new program	•	goal was achieved
•	liaise with Santaris as Joint Steering Committee co-chair to ensure collaborative relationship on science and CMC in line with contractual responsibilities	•	goal was achieved
•	ensure GXP compliance	•	goal was achieved

Mr. Hebard reviewed Dr. Conover’s 2012 individual performance achievements relative to his fiscal year 2012 individual performance goals with the Compensation Committee and our other independent directors for purposes of assessing his fiscal year 2012 cash incentive award. In recognition of, among other things, our achievement of approximately 65% of our corporate performance goals and Dr. Conover’s fiscal year 2012 individual performance achievements, the Compensation Committee, in consultation with our other independent directors, approved a fiscal year 2012 cash incentive award for Dr. Conover equal to 24% of his fiscal year 2012 base salary.

No corporate or individual performance goals for fiscal year 2013 have been established.

Stock Incentive Programs

For 2012, the Compensation Committee believed that stock incentive programs directly link the amounts earned by officers with the amount of appreciation realized by our stockholders. Equity-based awards also served as a retention incentive. Stock incentive programs have always been viewed as a major means to retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries. For 2012, our stock incentive programs were structured to encourage key employees to continue in our employ and motivate performance that will meet the expectations of stockholders. In determining the size of any option or restricted stock or restricted stock unit award, the Compensation Committee considered the individual’s position, past performance and potential, the desired retention incentive, and market practices and levels.

Historically, the Compensation Committee generally has considered and made grants of equity-based awards, such as stock options and restricted stock units, to executive officers once a year coinciding with annual performance reviews. Equity-based awards have also been granted at other times during the year in connection with promotions or for new hires or as special performance awards. Equity-based awards to members of executive management have been made under our 2001 Incentive Stock Plan and 2011 Stock Option and Incentive Plan (which replaced the 2001 Incentive Stock Plan in May 2011). Options are granted with the exercise price equal to the last reported sale price of our Common Stock on the date of grant and expire ten years after the date of the grant. Restricted stock units represent full value shares of our common stock. Vesting on most equity-based awards occurs over a three to four year period, which is designed to encourage retention. The amount and combination of equity grants, as well as the vesting period, is determined by the Compensation Committee with the intention of providing performance incentive and retention.

21

Change of Control and Severance Benefits

In January 2013, Radford reviewed the change of control and severance benefits then in effect with respect to key employees (other than our Principal Executive Officer) with a view toward recommending changes as appropriate in light of our then strategic objectives in connection with the sale review process that we had announced in December 2012 and which we concluded in April 2013. The Compensation Committee, in consultation with Radford and our other independent directors, reviewed these recommendations and approved these changes, with any modifications it considered appropriate. A discussion of change of control and severance benefits with respect to our named executive officers are described below under “Executive Officer Severance Agreements.”

Other Benefits

We previously maintained the 2007 Employee Stock Purchase Plan, pursuant to which all eligible employees (including our executive officers) who choose to participate in the plan have deductions made by us from their compensation to purchase our Common Stock semi-annually on March 31 and September 30 of each year, at a purchase price equal to 85% of the reported last sale price of our Common Stock on either the first or last day of each six-month offering period, whichever is less. Our executive officers have participated in this plan. The Board terminated this plan, effective June 28, 2013.

We previously maintained the Enzon Pharmaceuticals Savings and Investment Plan, a tax-qualified defined contribution plan for the benefit of all of our employees (including our executive officers) that also provided for a discretionary matching contribution by our company. Our executive officers have participated in this plan. The Board terminated this plan, effective June 28, 2013.

Executive officers participate in various medical, dental, life, disability and benefit programs that are generally made available to all employees. The Compensation Committee has a policy in place providing that we will not make any additional payments to executive officers to make them whole with respect to taxes incurred in connection with any perquisites.

Executive Officer Severance Agreements

George W. Hebard III

Mr. Hebard is not covered by a severance or change in control agreement.

Andrew Rackear

On September 27, 2013, we entered into a separation agreement with Mr. Rackear, which provides for (i) the termination of Mr. Rackear’s employment with us effective as of a date to be determined by the Chairman of the Compensation Committee in his absolute discretion occurring not earlier than October 1, 2013 and not later than December 31, 2013 and (ii) Mr. Rackear to provide consulting services to us. The separation agreement provides that, upon termination of Mr. Rackear’s employment with us, Mr. Rackear will be entitled to receive a severance payment in cash equal to (i) his base salary through the date of termination, (ii) subject to his performance of transition responsibilities, a pro-rated portion of his target bonus of $122,000 and (iii) $705,000, which represents one and one-half times the sum of his base salary and target bonus. $100,000 of the severance payment is to be paid 6 months after his termination date. The separation agreement also provides that we will (i) cause all outstanding and unvested equity-based compensation awards granted to Mr. Rackear to vest in accordance with their terms, (ii) pay Mr. Rackear the total premium cost for medical and dental coverage under COBRA, or if COBRA coverage is not available, reimburse Mr. Rackear for the cost reasonably incurred by him for comparable coverage, provided that the Company has no such payment or reimbursement obligation if Mr. Rackear becomes eligible to obtain comparable benefits from a subsequent employer and (iii) pay Mr. Rackear $8,000 for outplacement assistance. Under the terms of the separation agreement, Mr. Rackear has agreed to (i) release us from any and all claims, including any and all claims arising from or during his employment or as a result of the end of his employment and (ii) provide such reasonable consulting services as we may from time to time reasonably request at a rate of $250 per hour.

22

Departure of Ana I. Stancic

In June 2012, we entered into a severance agreement and release of claims with Ms. Stancic in connection with her departure in May 2012. Pursuant to her severance agreement, Ms. Stancic received (i) a severance payment in the amount of $771,200, which equaled Ms. Stancic’s base salary and target bonus for fiscal year 2012 and (ii) a payment in the amount of $108,450, representing the prorated amount of Ms. Stancic’s target bonus for fiscal year 2012 for the period through the end of her employment. In addition, Ms. Stancic received or is entitled to receive $16,276 in reimbursement for the total applicable premium cost for medical, dental and vision continuation coverage for her and her family for a period of 13 months. We also provided Ms. Stancic with $7,600 in outplacement assistance. None of her then outstanding stock options or restricted stock units were accelerated in connection with her separation. Ms. Stancic agreed to release our company from any and all claims, including any and all claims arising from or during her employment or as a result of the end of her employment.

Departure of Timothy G. Daly

In February 2013, we entered into a severance agreement with Mr. Daly. On August 9, 2013, Mr. Daly resigned as our Vice President, Controller and Chief Accounting Officer. His resignation did not trigger any payments under his severance agreement. However, the Compensation Committee, in consultation with our other independent directors, approved a separation payment for Mr. Daly in the amount of $33,521 for his service to date for fiscal year 2013 and his assistance in transitioning his responsibilities. Following the effective date of his resignation, Mr. Daly has provided, and is expected to continue to provide, consulting services on an hourly basis to the Company during such transition.

Departure of Aby Buchbinder

In February 2013, we entered into a severance agreement and release of claims with Dr. Buchbinder in connection with his departure in February 2013. Pursuant to his severance agreement, Dr. Buchbinder received (i) a payment in the amount of $20,307, representing the prorated amount of Dr. Buchbinder’s target bonus for fiscal year 2013 for the period through the end of his employment, (ii) a severance payment in the amount of $358,936, and (iii) a payment of $4,000 to assist Dr. Buchbinder with outplacement. In addition, Dr. Buchbinder is entitled to receive $15,024 in reimbursement for the total applicable premium cost for medical, dental and vision continuation coverage for him and his family for a period of 12 months. Pursuant to his severance agreement, the remaining restricted stock units granted to Dr. Buchbinder on September 22, 2010 will continue to vest such that he will become vested in such restricted stock units on the original vesting date (i.e. September 22, 2013) or, if earlier, the date a change in control occurs. In consideration for such continued vesting, Dr. Buchbinder has agreed to provide services as a consultant through December 31, 2013 at a rate of $175 per hour. Dr. Buchbinder agreed to release our company from any and all claims, including any and all claims arising from or during his employment or as a result of the end of his employment.

Departure of Charles Conover

In April 2013, we entered into a severance agreement and release of claims with Dr. Conover in connection with his departure on March 29, 2013. Pursuant to his severance agreement, Dr. Conover is entitled to receive (i) a payment in the amount of $25,948, representing the prorated amount of Dr. Conover’s target bonus for fiscal year 2013 for the period through the end of his employment, (ii) a severance payment in the amount of $307,500, and (iii) a payment of $4,000 to assist Dr. Conover with outplacement. In addition, Dr. Conover will be entitled to receive $15,024 in reimbursement for the total applicable premium cost for medical, dental and vision continuation coverage for him and his family for a period of 12 months. Pursuant to his severance agreement, the remaining restricted stock units granted to Dr. Conover on September 22, 2010 will continue to vest such that he will become vested in such restricted stock units on the original vesting date (i.e. September 22, 2013) or, if earlier, the date a change in control occurs. In consideration for such continued vesting, Dr. Conover has agreed to provide services as a consultant through December 31, 2013, at such times as may be reasonably requested by the Company at a rate of $150 per hour. Dr. Conover agreed to release our company from any and all claims, including any and all claims arising from or during his employment or as a result of the end of his employment.

23

Share Ownership Guidelines for Senior Management

The Board has share ownership guidelines for our senior management. These guidelines are applicable to our Principal Executive Officer, executive officers and other Vice President level employees. Under the share ownership guidelines, members of senior management are encouraged to acquire and maintain share holdings in our Common Stock in amounts expressed as a multiple of base salary. The guidelines provide for a four-year window within which the share ownership level is to be achieved, starting when the member first becomes subject to the guidelines. These ownership guidelines are designed to further align executive ownership, strategic thinking and compensation programs to our performance and the interests of our stockholders.

The following multiples of base salary apply:

•	three times base salary for the Principal Executive Officer; and

•	two times base salary for other executive officers and Vice President level employees.

The following are counted in determining share ownership:

•	shares purchased on the open market;

•	shares owned jointly with or separately by spouse and/or children;

•	shares held by the individual in our 401(k) plan;

•	restricted stock or restricted stock units;

•	vested and “in the money” unexercised options, provided that these shares may not exceed 50% of the requirement total; and

•	shares purchased pursuant to our 2007 Employee Stock Purchase Plan or other employee purchase plans.

Impact of Tax and Accounting Treatment on Compensation

The accounting and tax treatment of compensation generally has not been an important factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

Conclusion

We believe our compensation policies and practices have been reasonable and appropriate and have aligned the financial interests of our senior managers with those of our stockholders, while keeping the overall compensation package competitive. The Compensation Committee, which generally reviews risks relating to our compensation practices and policies, also believes that the compensation package rewards strong performance without encouraging excessive risk-taking.

24

Historical Compensation of our Executive Officers

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to us by our named executive officers for fiscal year 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
George W. Hebard III	2012	226,365	151,410	131,602	—		5,127	514,504
Interim Principal Executive Officer and Interim Chief Operating Officer(4)
Andrew Rackear	2012	338,738	151,525	56,538	87,633		9,790	644,224
Vice President and General Counsel(5)	2011	329,231	252,850	—	95,000		7,350	684,431
Ana I. Stancic	2012	341,909	—	—	—		911,026	1,252,935
Former Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer(6)	2011	201,462	542,150	376,914	117,000		6,044	1,243,569
Timothy G. Daly	2012	215,000	57,040	—	64,775	(8)	5,706	342,521
Former Vice President, Controller and Chief Accounting Officer(7)	2011	—	151,525	46,200	—		—	197,725
Aby Buchbinder	2012	350,181	111,385	27,138	85,794		10,045	584,543
Former Vice President, Clinical Development(9)	2011	349,789	179,140	—	95,000		10,596	634,525
Charles Conover	2012	297,118	151,525	56,538	72,450		7,500	585,130
Former Senior Vice President of Research & Development, Program Management(10)

(1)	Dollar value of stock awards and option awards shown in this table is the aggregate grant date fair value of such awards calculated in accordance with FASB ASC Topic 718 without regard to forfeitures. Assumptions used in the calculations are included in our audited financial statements for the fiscal year ended December 31, 2012 included in our original Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 18, 2013.

(2)	Includes cash bonus payments.

(3)	All Other Compensation for fiscal year 2012 includes the following:

•	For Mr. Hebard, matching contribution to 401(k) plan of $5,127.

•	For Mr. Rackear, matching contribution to executive deferred compensation plan (earned in 2012) of $2,290 and matching contribution to 401(k) plan of $7,500.

•	For Ms. Stancic, matching contribution to 401(k) plan of $7,500, severance (including bonus) of $879,650, outplacement assistance of $7,600 and reimbursement of $16,276 for the total applicable premium cost for medical, dental and vision continuation coverage for her and her family for a period of 13 months.

•	For Mr. Daly, matching contribution to 401(k) plan of $5,706.

•	For Dr. Buchbinder, matching contribution to 401(k) plan of $7,500 and discount to market price for purchases under the 2007 Employee Stock Purchase Plan of $2,545

•	For Dr. Conover, matching contribution to 401(k) plan of $7,500.

25

(4)	Mr. Hebard was appointed as our Interim Principal Executive Officer and Interim Chief Operating Officer in May 2012. Mr. Hebard was not a named executive officer for fiscal year 2011 or 2010 and therefore no information is presented for fiscal year 2011 or 2010.

(5)	Mr. Rackear was not a named executive officer for fiscal year 2010 and therefore no information is presented for fiscal year 2010.

(6)	Ms. Stancic’s employment ceased in May 2012. Ms. Stancic was not a named executive officer for fiscal year 2010 and therefore no information is presented for fiscal year 2010.

(7)	Mr. Daly’s employment ceased in August 2013. Mr. Daly was not a named executive officer for fiscal year 2010 and therefore no information is presented for fiscal year 2010.

(8)	Includes (i) a $25,000 sign-on bonus received by Mr. Daly on January 6, 2012 and (ii) a fiscal year 2012 cash incentive award of $39,775.

(9)	Dr. Buchbinder’s employment ceased in February 2013. Dr. Buchbinder continues to provide services as a consultant to our company. Dr. Buchbinder was not a named executive officer for fiscal year 2010 and therefore no information is presented for fiscal year 2010.

(10)	Dr. Conover’s employment ceased in March 2013. Dr. Conover continues to provide services as a consultant to our company. Dr. Conover was not a named executive officer for fiscal year 2011 or 2010 and therefore no information is presented for fiscal year 2011 or 2010.

Grants of Plan-Based Awards for Fiscal Year 2012

The following table shows the equity and non-equity awards granted to our named executive officers under our equity and non-equity incentive plans as well all other stock and option awards during the fiscal year ended December 31, 2012. All of the information set forth in the following table reflects equitable adjustments that were approved by the Compensation Committee and made to then outstanding stock options and restricted stock units in connection with the special cash dividend of $2.00 per share of Common Stock that we paid on December 21, 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(2)		Options (#)		Awards ($/Sh)	Awards ($)
George W. Hebard III	—	—	215,000	215,000	—	—	—	—		—		—	—
	11/7/2012	—	—	—	—	—	—	34,440		—		—	151,410
	11/7/2012	—	—	—	—	—	—	—		73,500		4.18	131,602
	2/27/2012	—	—	—	—	—	—	19,310	(3)	—		—	100,005
	2/27/2012	—	—	—	—	—	—	—		10,297	(4)	5.28	25,005
Andrew Rackear	—	—	121,796	121,796	—	—	—	—		—		—	—
	1/17/2012	—	—	—	—	—	—	14,057		—		—	66,900
	1/17/2012	—	—	—	—	—	—	—		25,000		4.69	56,538
	6/7/2012	—	—	—	—	—	—	17,571		—		—	84,625
Ana I. Stancic	—	—	—	—	—	—	—	—		—		—	—
Timothy G. Daly	—	—	55,363	55,363	—	—	—	—		—		—	—
	3/28/2012	—	—	—	—	—	—	11,245		—		—	57,040
Aby Buchbinder	—	—	20,307	20,307	—	—	—	—		—		—	—
	1/17/2012	—	—	—	—	—	—	5,623		—		—	26,760
	1/17/2012	—	—	—	—	—	—	—		12,000		4.69	27,138
	6/7/2012	—	—	—	—	—	—	17,571		—		—	84,625
Charles Conover	—	—	25,948	25,948	—	—	—	—		—		—	—
	1/17/2012	—	—	—	—	—	—	14,057		—		—	66,900
	1/17/2012	—	—	—	—	—	—	—		25,000		4.69	56,538
	6/7/2012	—	—	—	—	—	—	17,571		—		—	84,625

(1)	The actual amounts of the Non-Equity Incentive Plan Awards paid to our named executive officers are as reported in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation.” For a description of the incentive program pursuant to which these awards were made, please see “Compensation Discussion and Analysis—Components of the Compensation Package—Annual Performance-Based Incentive Compensation.”

26

(2)	Information relates to restricted stock units granted to our named executive officers in 2012. All restricted stock units were granted under our 2011 Stock Option and Incentive Plan. One-third of the restricted stock units granted on January 17, 2012 vested on January 17, 2013, and an additional one-third of such restricted stock units will vest on each of January 17, 2014 and January 17, 2015, in each case provided that the named executive officer remains employed by us on that date. One-third of the restricted stock units granted to Mr. Hebard on February 27, 2012 vested on February 27, 2013, and an additional one-third of such restricted stock units were to vest on each of February 27, 2014 and February 27, 2015, provided that Mr. Hebard remains on the Board on that date. Mr. Hebard will not stand for re-election at the 2013 Annual Meeting. One-third of the restricted stock units granted to Mr. Daly on March 28, 2012 vested on March 28, 2013, and an additional one-third of such restricted stock units were to vest on each of March 28, 2014 and March 28, 2015, in each case provided that Mr. Daly remains employed by us on that date. Mr. Daly’s employment ceased in August 2013. The restricted stock units granted to Mr. Hebard on November 7, 2012 will vest in three equal tranches on November 7, 2013, November 7, 2014 and November 7, 2015, in each case provided that Mr. Hebard remains employed by us on that date. The restricted stock units granted on June 7, 2012 to Messrs. Rackear, Buchbinder and Conover were subject to both time- and performance-based vesting conditions. One-third of such restricted stock units were to vest upon the completion of each of the following three goals, provided that none of such restricted stock units were to vest before June 7, 2013: (i) the beginning of a Phase 2 study for an Androgen Receptor antagonist or the signing of a definitive agreement with a third party to partner with respect to an Androgen Receptor antagonist, in each case before June 7, 2014; (ii) the monetization of royalty payments or other material assets of the Company in an amount in excess of $100 million by June 7, 2014; and (iii) the entry into PEGylation-related R&D or licensing transactions having upfront and potential future milestone payments in excess of $35 million.

(3)	Represents restricted stock units granted to Mr. Hebard on February 27, 2012 in his capacity as a director of the Company. Mr. Hebard was not an officer of the Company at the time of such grant.

(4)	Represents stock options granted to Mr. Hebard on February 27, 2012 in his capacity as a director of the Company. Mr. Hebard was not an officer of the Company at the time of such grant.

27

Outstanding Equity Awards at December 31, 2012

The following table sets forth information with respect to unexercised options, and restricted stock awards and restricted stock units that have not vested for each of our named executive officers as of December 31, 2012. All of the information set forth in the following table reflects equitable adjustments that were approved by the Compensation Committee and made to then outstanding stock options and restricted stock units in connection with the special cash dividend of $2.00 per share of Common Stock that we paid on December 21, 2012.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
George W. Hebard III(2)	—	73,500	73,500	4.18	11/7/2022	—	—	—	—
	—	—	—	—	—	34,440	152,568	34,440	152,568
	3,432	6,865	6,865	5.28	2/27/2022	—	—	—	—
	—	—	—	—	—	12,874	57,032	12,874	57,032
Andrew Rackear(3)	—	25,000	25,000	4.49	1/17/2022	—	—	—	—
	—	—	—	—	—	32,801	145,307	32,801	145,307
	—	—	—	—	—	17,571	77,841	17,571	77,841
	—	—	—	—	—	14,057	62,273	14,057	62,273
	—	—	—	—	—	14,057	62,273	14,057	62,273
	—	—	—	—	—	17,571	77,841	17,571	77,841
Ana I. Stancic(4)	—	—	—	—	—	—	—	—	—
Timothy G. Daly(5)	5,000	15,000	15,000	4.50	12/19/2021	—	—	—	—
	—	—	—	—	—	11,246	49,818	11,246	49,818
Aby Buchbinder(6)	50,000	—	—	5.50	1/9/2016	—	—	—	—
	—	12,000	12,000	4.49	1/17/2022	—	—	—	—
	—	—	—	—	—	46,858	207,579	46,858	207,579
	—	—	—	—	—	11,714	51,892	11,714	51,892
	—	—	—	—	—	11,246	49,818	11,246	49,818
	—	—	—	—	—	5,623	24,909	5,623	24,909
	—	—	—	—	—	17,571	77,841	17,571	77,841
Charles Conover(7)	2,500	—	—	9.37	8/29/2013	—	—	—	—
	6,000	—	—	12.15	2/6/2014	—	—	—	—
	3,000	—	—	13.13	3/26/2014	—	—	—	—
	—	25,000	25,000	4.69	1/17/2022	—	—	—	—
	—	—	—	—	—	32,801	145,307	32,801	145,307
	—	—	—	—	—	11,714	51,892	11,714	51,892
	—	—	—	—	—	7,029	31,136	7,029	31,136
	—	—	—	—	—	14,057	62,273	14,057	62,273
	—	—	—	—	—	17,571	77,841	17,571	77,841

(1)	Calculated by multiplying the number of shares or units by the closing price of our common stock on December 31, 2012, which was $4.43.

(2)	Of Mr. Hebard’s unvested option awards: (i) 3,342 options will vest on February 27, 2014 and an additional 3,342 options will vest on February 27, 2015, in each case if Mr. Hebard remains on the Board on such date (such options having been granted to Mr. Hebard in his capacity as a director of the Company, prior to his appointment as an officer of the Company); and (ii) 73,500 options will vest in tranches of 18,375 options on each of November 7, 2013, November 7, 2014, November 7, 2015 and November 7, 2016, in each case if Mr. Hebard remains employed by us on such date. Of Mr. Hebard’s unvested restricted stock units: (i) 4,579 restricted stock units will vest on each of February 27, 2014 and February 27, 2015, in each case if Mr. Hebard remains on the Board on such date (such restricted stock units having been granted to Mr. Hebard in his capacity as a director of the Company, prior to his appointment as an officer of the Company); and (ii) 11,466 restricted stock units will vest on November 7, 2013 and an additional 11,467 restricted stock units will vest on each of November 7, 2014 and November 7, 2015, in each case if Mr. Hebard remains employed by us on such date.

28

(3)	Of Mr. Rackear’s unvested option awards, 25,000 options vest in tranches of 6,250 options on each of January 17, 2013, January 17, 2014, January 17, 2015 and January 17, 2016. Of Mr. Rackear’s unvested restricted stock units: 32,801 restricted stock units vest on September 22, 2013; 17,571 restricted stock units vest on May 11, 2014; 4,685 restricted stock units vest on January 17, 2013 and 4,686 restricted stock units vest each on January 17, 2014 and January 17, 2015. On January 23, 2012, 4,685 restricted stock units originally granted to Mr. Rackear on August 12, 2011 were accelerated. The August 12, 2011 grant consisted of 14,057 restricted stock units, which vest in full on August 12, 2014 if Mr. Rackear remains employed by the Company on such date, provided that 50% of the restricted stock units are subject to accelerated vesting upon the achievement of certain performance milestones. Certain of the performance milestones applicable to the grant were achieved, resulting in the accelerated vesting of 4,685 of the restricted stock units on January 23, 2013.

(4)	Ms. Stancic’s employment ceased in May 2012.

(5)	Mr. Daly’s employment ceased in August 2013.

(6)	Of Dr. Buchbinder’s unvested option awards, 3,000 options vested on January 17, 2013; 9,000 options were cancelled on February 28, 2013. Of Dr. Buchbinder’s unvested restricted stock units, 1,874 vest on January 17, 2013 and 46,858 restricted stock units vest on September 22, 2013. Dr. Buchbinder’s employment ceased in February 2013. On January 23, 2012, 3,748 restricted stock units originally granted to Dr. Buchbinder on August 12, 2011 were accelerated. The August 12, 2011 grant consisted of 11,246 restricted stock units of which 7,498 restricted stock units were cancelled on February 28, 2013. Certain of the performance milestones applicable to the grant were achieved, resulting in the accelerated vesting of 3,748 of the restricted stock units on January 23, 2013. On February 28, 2013, the following awards were also cancelled: 11,714 restricted stock units originally granted on May 11, 2011; 3,749 of the 5,623 restricted stock units originally granted on January 17, 2012 and 17,571 restricted stock units originally granted on June 7, 2012.

(7)	Dr. Conover’s employment ceased in March 2013. On January 23, 2012, 2,343 restricted stock units originally granted to Dr. Conover on August 12, 2011 were accelerated. The August 12, 2011 grant consisted of 7,029 restricted stock units of which 4,686 restricted stock units were cancelled on March 29, 2013. Certain of the performance milestones applicable to the grant were achieved, resulting in the accelerated vesting of 2,343 of the restricted stock units on January 23, 2013. On February 28, 2013, 17,571 restricted stock units originally granted on June 7, 2012 were cancelled. On March 29, 2013, the following awards were also cancelled: 18,750 options, 11,714 restricted stock units originally granted on May 11, 2011 and 9,371 of the 14,057 restricted stock units originally granted on January 17, 2012.

Option Exercises and Stock Vested for Fiscal Year 2012

The following table sets forth the information with respect to our named executive officers concerning option exercises and stock vested on an aggregated basis for the fiscal year ended December 31, 2012. All of the information set forth in the following table reflects equitable adjustments that were approved by the Compensation Committee and made to then outstanding stock options and restricted stock units in connection with the special cash dividend of $2.00 per share of Common Stock that we paid on December 21, 2012.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
George W. Hebard III	—	—	—	—
Andrew Rackear	—	—	2,500	15,225
Ana I. Stancic	—	—	—	—
Timothy G. Daly	—	—	—	—
Aby Buchbinder	—	—	1,667	10,152
Charles Conover	—	—	1,667	10,152

(1)	Calculated by multiplying the number of shares or units by the closing price of our Common Stock on the date of vesting.

29

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

For part of 2011, we maintained an Executive Deferred Compensation Plan, which provided a select group of our management or highly compensated employees with the opportunity to defer the receipt of certain compensation. The plan provided our executives with the opportunity to defer up to 100% of their regular base salary earnings and up to 100% of annual bonus earnings into the plan. Our obligation for compensation deferred under the plan is that of an unfunded and unsecured promise to pay money in the future to participating eligible employees in accordance with the terms of the plan from the general assets of our company, and those obligations rank pari passu with other unsecured and unsubordinated indebtedness of our company from time to time outstanding. The plan also provided for payments of certain amounts that would have been contributed by us under our 401(k) plan as well as non-elective deferred compensation credits, in each case subject to vesting conditions. The Compensation Committee terminated the plan effective September 22, 2011. Participants in the plan received a payout to the participants’ accounts on October 12, 2012.

The following table sets forth the information with respect to our named executive officers concerning compensation deferred under the Executive Deferred Compensation Plan for the fiscal year ended December 31, 2012.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
George W. Hebard III	—	—	—	—	—
Andrew Rackear	86,226	2,290	6,358	94,874	—
Ana I. Stancic	—	—	—	—	—
Timothy G. Daly	—	—	—	—	—
Aby Buchbinder	—	—	3,268	72,234	—
Charles Conover	—	—	293	2,440	—

(1)	Amount disclosed for Mr. Rackear represents our matching amount based upon executive contributions in accordance with guidelines under our Executive Deferred Compensation Plan. This amount is disclosed in the Summary Compensation Table under All Other Compensation in 2012.

Potential Payments Upon Termination or Change in Control

The potential termination and change in control-related payments described below were calculated in accordance with the terms of the individual’s employment or severance agreements with us described above under “Executive Officer Severance Agreements.” In accordance with SEC rules, the amounts below have all been calculated as of December 31, 2012 using, where applicable, the closing price of the Common Stock as of such date.

George W. Hebard III

As Mr. Hebard is not covered by a severance or change in control agreement, he would not have been entitled to receive any termination or change in control-related payments as of December 31, 2012.

Andrew Rackear

As of December 31, 2012, in the absence of a change in control, Mr. Rackear would not have been entitled to receive any termination payments if his employment had been terminated without cause or for good reason.

As of December 31, 2012, if a change in control were to have occurred and his employment had been terminated without cause or for good reason as provided in his severance agreement, the total payments that would have been due to Mr. Rackear are cash payments totaling $605,980 and 121,056 restricted stock units having a value of $688,778, respectively, would have become vested.

Actual Payments Upon Termination

Departure of Ana I. Stancic

Ms. Stancic’s employment as our Principal Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer ceased as of May 2012. On June 5, 2012, we entered into a severance agreement and release of claims, pursuant to which Ms. Stancic received (i) a severance payment in the amount of $771,200, which equaled Ms. Stancic’s base salary and target bonus for fiscal year 2012 and (ii) a payment in the amount of $108,450, representing the prorated amount of Ms. Stancic’s target bonus for fiscal year 2012 for the period through the end of her employment. In addition, Ms. Stancic received $16,276 in reimbursement for the total applicable premium cost for medical, dental and vision continuation coverage for her and her family for a period of 13 months. We also provided Ms. Stancic with $7,600 in outplacement assistance. None of her then outstanding stock options or restricted stock units were accelerated in connection with her separation.

30

Departure of Timothy G. Daly

Mr. Daly resigned as our Vice President, Controller and Chief Accounting Officer in August 2013. His resignation did not trigger any payments under his severance agreement. However, the Compensation Committee of the Board, in consultation with the Company’s other independent directors, approved a separation payment for Mr. Daly in the amount of $33,521 for his service to date for fiscal year 2013 and his assistance in transitioning his responsibilities. Following the effective date of his resignation, Mr. Daly has provided, and is expected to continue to provide, consulting services on an hourly basis to the Company during such transition.

Departure of Aby Buchbinder

Dr. Buchbinder’s employment as our Vice President of Clinical Development ceased as of February 2013. On February 28, 2013, we entered into a severance agreement and release of claims with Dr. Buchbinder, pursuant to which he received (i) a payment in the amount of $20,307, representing the prorated amount of Dr. Buchbinder’s target bonus for fiscal year 2013 for the period through the end of his employment, (ii) a severance payment in the amount of $358,936, and (iii) a payment of $4,000 to assist Dr. Buchbinder with outplacement. In addition, Dr. Buchbinder is entitled to receive $15,024 in reimbursement for the total applicable premium cost for medical, dental and vision continuation coverage for him and his family for a period of 12 months. Pursuant to his severance agreement, the remaining restricted stock units granted to Dr. Buchbinder on September 22, 2010 will continue to vest such that he will become vested in such restricted stock units on the original vesting date (i.e. September 22, 2013) or, if earlier, the date a change in control occurs.

Departure of Charles Conover

Dr. Conover’s employment as our Senior Vice President of Research & Development, Program Management ceased on March 29, 2013. On April 25, 2013, we entered into a severance agreement and release of claims with Dr. Conover, which remains subject to revocation by Dr. Conover for seven days following such date, pursuant to which Dr. Conover will be entitled to receive (i) a payment in the amount of $25,948, representing the prorated amount of Dr. Conover’s target bonus for fiscal year 2013 for the period through the end of his employment, (ii) a severance payment in the amount of $307,500, and (iii) a payment of $4,000 to assist Dr. Conover with outplacement. In addition, Dr. Conover will be entitled to receive $15,024 in reimbursement for the total applicable premium cost for medical, dental and vision continuation coverage for him and his family for a period of 12 months. Pursuant to his severance agreement, the remaining restricted stock units granted to Dr. Conover on September 22, 2010 will continue to vest such that he will become vested in such restricted stock units on the original vesting date (i.e. September 22, 2013) or, if earlier, the date a change in control occurs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Exchange Act with management, and based on these reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Robert LeBuhn, Chairman*
Thomas Deuel
Richard Young

_______________

* Mr. LeBuhn resigned from the Board on October 8, 2013. This Compensation Committee Report was prepared and completed prior to Mr. LeBuhn’s resignation from the Board.

31

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 regarding shares of Common Stock that may be issued under our equity compensation plans consisting of the 2011 Stock Option and Incentive Plan, the 2001 Incentive Stock Plan and the 1987 Non-Qualified Stock Option Plan:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders:	3,160,732	$	8.97	4,666,840
Equity compensation plans not approved by security holders:	—		—	—
Total	3,160,732	$	8.97	4,666,840

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a formal written policy that we will not enter into any “related party transaction” (defined consistent with Item 404 of Regulation S-K under the Exchange Act) unless the Finance and Audit Committee or a comparable committee of disinterested directors approves such transaction. No member of the Finance and Audit Committee or comparable committee shall participate in the review or approval of any related party transaction or any material amendment thereto where that member is a related party in that transaction. In reviewing and approving any related party transaction or any material amendment thereto, the Finance and Audit Committee or comparable committee shall satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or material amendment, and shall determine that the related party transaction or material amendment thereto is fair to our company. Since January 1, 2012, there have been no such related party transactions.

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The Company’s Finance and Audit Committee consists of three independent members of the Board as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Board adopted a written charter for the Finance and Audit Committee, a copy of which is available on the Company’s website at www.enzon.com.

The primary purpose of the Finance and Audit Committee is to assist the Board in its oversight responsibilities by monitoring the integrity of the Company’s financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, the compliance by the Company with legal and regulatory requirements, and the performance and independence of the Company’s independent registered public accounting firm. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the maintenance of policies and internal controls necessary to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for planning and conducting an audit of the Company’s consolidated financial statements and effectiveness of the Company’s internal control over financial reporting and reviews of the Company’s quarterly financial statements and performing such other procedures required by applicable Statements of Auditing Standards. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the Company’s independent registered public accounting firm.

32

The Finance and Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management. Furthermore, the Finance and Audit Committee has discussed with the Company’s former independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. Also, the Finance and Audit Committee has received the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Committee concerning independence, and has discussed with KPMG LLP such auditing firm’s independence. Based on these reviews and discussions the Finance and Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the last fiscal period for filing such report with the SEC.

THE FINANCE AND AUDIT COMMITTEE
Robert C. Salisbury, Chairman*
Robert LeBuhn*
Richard A. Young

* Messrs. Salisbury and LeBuhn resigned from the Board on October 8, 2013. This Finance and Audit Committee Report was prepared and completed prior to Mr. Salisbury’s and Mr. LeBuhn’s resignation from the Board.

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the close of business on September 30, 2013 concerning stock ownership of (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each current director, (iii) each of our named executive officers and (iv) all of our current directors and executive officers as a group. Information set forth in this table as to our directors, named executive officers and all directors and executive officers as a group is based upon information supplied by these individuals. Information in this table as to our greater than 5% stockholders is based solely upon the Schedules 13D or 13G filed by these stockholders with the SEC. Where information is based on a Schedule 13D or 13G, the number of shares owned is as of the date for which information was provided in such schedules.

Name and Address of Beneficial Owner or Identity of Group(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Voting Stock Outstanding(3)

Alexander J. Denner	180,832	(4)	*	%
Richard C. Mulligan	131,436	(5)	*	%
Jonathan Christodoro	—		*	%
Thomas F. Deuel	81,245	(6)	*	%
George W. Hebard III	58,846	(7)	*	%
Odysseas Kostas	—		*	%
Jennifer I. McNealey	—		*	%
Richard A. Young	75,901	(8)	*	%
Andrew Rackear	54,352	(9)	*	%
Ana I. Stancic	—		*	%
Timothy G. Daly	7,187	(10)	*	%
Aby Buchbinder	150,438	(11)	*	%
Charles Conover	73,590	(12)	*	%
Group comprised of The Baupost Group, L.L.C., Baupost Value Partners, L.P. – IV, SAK Corporation and Seth A. Klarman	7,850,368	(13)	17.81%
Group comprised of Carl C. Icahn and affiliated entities	5,904,863	(14)	13.40%
BlackRock Inc.	5,163,077	(15)	11.72%
The Vanguard Group	2,243,129	(16)	5.09%
All Executive Officers and Directors as a group(9 persons)	582,612	(17)	1.31%

*	Less than one percent

(1)	The addresses of all executive officers and directors listed in this table is c/o Enzon Pharmaceuticals, Inc., 20 Kingsbridge Road, Piscataway, New Jersey 08854.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. With respect to each person set forth in the table, shares subject to stock options held by such person that were exercisable as of September 30, 2013 or will become exercisable within 60 days after September 30, 2013 and restricted stock units held by such person that vest within 60 days of September 30, 2013 are deemed to be outstanding and to be beneficially owned by such person for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

34

(3)	Based on 44,068,299 shares of Common Stock which were issued and outstanding as of the close of business on September 30, 2013. Each share of Common Stock is entitled to one vote. The percentage of voting stock outstanding for each person set forth in the table is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such person as of September 30, 2013 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of September 30, 2013, plus (B) the number of shares of Common Stock subject to stock options held by such person that were exercisable as of September 30, 2013 or will become exercisable within 60 days after September 30, 2013, plus (C) restricted stock units held by such person that vest within 60 days of September 30, 2013.

(4)	Includes 115,442 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013.

(5)	Includes 78,912 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013.

(6)	Includes 45,663 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013.

(7)	Includes 21,807 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013 and 23,104 restricted stock units that vest within 60 days of September 30, 2013.

(8)	Includes 45,663 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013.

(9)	Includes 6,250 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013.

(10)	Includes 5,000 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013.

(11)	Includes 53,000 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013.

(12)	Includes 15,250 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013.

(13)	Information concerning stock ownership was obtained from Amendment No. 4 to the Schedule 13G filed with the SEC on February 13, 2013. The address for The Baupost Group, L.L.C., Baupost Value Partners, L.P. – IV, SAK Corporation and Seth A. Klarman is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. The Baupost Group, L.L.C., SAK Corporation and Seth A. Klarman each reported shared voting and dispositive power with respect to all 7,850,368 shares of Common Stock and Baupost Value Partners, L.P. – IV reported shared voting and dispositive power with respect to 3,151,881 of such shares of Common Stock. The Baupost Group, L.L.C. is a registered investment adviser and acts as an investment advisor and general partner to certain investment limited partnerships, including Baupost Value Partners, L.P. – IV. SAK Corporation is the Manager of The Baupost Group, L.L.C. Seth A. Klarman, as the sole director and sole officer of SAK Corporation and a controlling person of The Baupost Group, L.L.C., may be deemed to have beneficial ownership of the shares of Common Stock beneficially owned by The Baupost Group, L.L.C., including securities purchased on behalf of various investment partnerships, including Baupost Value Partners, L.P. – IV.

(14)	Information concerning stock ownership was obtained from Amendment No. 6 to the Schedule 13D filed with the SEC on November 13, 2012 by Carl C. Icahn and various entities affiliated with him. The address for Carl C. Icahn and entities affiliated with him is 767 Fifth Avenue, 47th Floor, New York, New York 10153. Mr. Icahn and entities affiliated with him have reported sole voting and dispositive power over all 5,904,863 shares of Common Stock.

(15)	Information concerning stock ownership was obtained from Amendment No. 4 to the Schedule 13G filed with the SEC on February 11, 2013. The address for BlackRock Inc. is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. reported sole voting and dispositive power with respect to all 5,163,077 shares of Common Stock.]

(16)	Information concerning stock ownership was obtained from the Schedule 13G filed with the SEC on February 12, 2013. The principal business office for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group reported sole voting power with respect to 70,023 shares of Common Stock, sole dispositive power with respect to 2,175,806 shares of Common Stock and shared dispositive power with respect to 67,323 shares of Common Stock.

35

(17)	Includes 313,737 shares subject to options which were exercisable as of September 30, 2013 or which will become exercisable within 60 days after September 30, 2013, and 23,104 restricted stock units that vest within 60 days of September 30, 2013.

36

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 7, 2013, the Finance and Audit Committee dismissed KPMG LLP as our independent registered public accounting firm and appointed EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 with the goal of reducing our ongoing audit fees.

KPMG LLP’s audit reports on our financial statements for each of the two fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s audit report dated March 18, 2013 with respect to our financial statements included the following explanatory paragraph: “As stated in Note 1 to the consolidated financial statements, in December 2012, the Company announced that its Board of Directors has retained a financial advisor to assist in reviewing the possible sale or disposition of one or more corporate assets or a sale of the Company and established a special committee to oversee the Company’s sale review process. In connection with the sale review process, the Company has announced plans to suspend all clinical development activities.” The audit report of KPMG LLP dated March 18, 2013 on the effectiveness of internal control over financial reporting as of December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that we did not maintain effective controls over financial reporting as of December 31, 2012 because of the effect of a material weakness on the achievement of objectives of control criteria and contains an explanatory paragraph which states: “A material weakness related to management’s review of accounting for non-routine, complex technical accounting matters has been identified and included in management’s assessment.”

In connection with KPMG LLP’s audits of our financial statements for the fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through August 7, 2013, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the matter in their audit reports.

In connection with KPMG LLP’s audits of our financial statements for the fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through August 7, 2013, there was a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) related to a material weakness in our internal control over financial reporting as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”). As disclosed in the 2012 Form 10-K, our management concluded that as of December 31, 2012 our internal control over financial reporting was not effective because of the existence of a material weakness related to management’s review of accounting for non-routine, complex technical accounting matters. KPMG LLP’s audit report dated March 18, 2013 with respect to our internal control over financial reporting as of December 31, 2012 opined that we did not maintain effective internal control over financial reporting as of December 31, 2012 because of this material weakness. The subject matter of this material weakness was discussed by our management and the Finance and Audit Committee with KPMG LLP. We have authorized KPMG LLP to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness. We provided KPMG LLP with a copy of the above disclosures and requested that KPMG LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of KPMG LLP’s letter, dated August 12, 2013, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on August 12, 2013.

Pre-Approval Policies and Procedures

The Finance and Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the accountants’ independence. The Finance and Audit Committee specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees. The Finance and Audit Committee has delegated authority to the Chair of the Finance and Audit Committee to approve any services not specifically pre-approved by the Finance and Audit Committee provided that disclosure of such services and fees is made to the Finance and Audit Committee at the next scheduled meeting following such approval.

37

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following table sets forth the aggregate fees paid or payable for services provided to us by KPMG LLP and EisnerAmper LLP for professional services rendered for the fiscal years ended December 31, 2012 and 2011. The Finance and Audit Committee considered whether the provision of these services by each KPMG LLP and EisnerAmper LLP was compatible with maintaining each firm’s independence and concluded that each firm was “independent.”

	KPMG		EisnerAmper
	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011
Audit Fees(1)	$378,000	$506,850	0	0
Audit-Related Fees(2)	0	0	$15,750	$19,426
All Other Fees(3)	$52,858	$1,650	$75,950	$95,033
Total Fees	$430,858	$508,500	$91,700	$114,459

(1)	For the fiscal years ended December 31, 2012 and 2011, “Audit Fees” included services relating to the audit of our annual consolidated financial statements and management effectiveness of internal controls over financial reporting, review of quarterly financial statements, issuance of consents, review of documents filed with the SEC and accounting consultations.

(2)	For the fiscal years ended December 31, 2012 and 2011, “Audit-Related Fees” consisted of fees related to an audit of the employee benefit plan of the Company.

(3)	For the fiscal year ended December 31, 2012, “All Other Fees” paid or payable to KPMG LLP consisted of fees related to an enterprise risk assessment and subscription fees for an online accounting research tool. For the fiscal year ended December 31, 2011, “All Other Fees” paid or payable to KPMG LLP consisted of subscription fees for an online accounting research tool. For the fiscal years ended December 31, 2012 and 2011, “All Other Fees” paid or payable to EisnerAmper LLP consisted of consultative services associated with internal controls.

Recommendation

The Board recommends a vote FOR ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2 on the proxy card).

38

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board is asking stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of Enzon Pharmaceuticals, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2013 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within the “Executive Compensation” section of the Company’s proxy statement.

The Company urges you to read the Compensation Discussion and Analysis, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of the executive officers in 2012 whose compensation is disclosed in this proxy statement.

The vote regarding the compensation of our named executive officers described in this Proposal No. 3, referred to as a “say-on-pay advisory vote”, is advisory, and is therefore not binding on the Company or the Board. Although non-binding, the Board values the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

Recommendation

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Exchange Act (Proposal No. 3 on the proxy card).

39

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Ownership of and transactions in Common Stock by our executive officers and directors and owners of 10% or more of outstanding Common Stock are required to be reported to the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of these reports and written representations from certain reporting persons, during the fiscal year ended December 31, 2012, all such reports were filed in a timely manner.

ANNUAL REPORT TO STOCKHOLDERS

We will provide to each stockholders, without charge and upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Any such written request should be directed to our Corporate Secretary, Enzon Pharmaceuticals, Inc., at 20 Kingsbridge Road, Piscataway, New Jersey 08854.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the proxy statement for next year’s annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Enzon Pharmaceuticals, Inc., at 20 Kingsbridge Road, Piscataway, New Jersey 08854, and must be received by June 13, 2014, provided that, if the date of next year’s annual meeting changes by more than 30 days from the one-year anniversary of the 2013 Annual Meeting (i.e., November 20, 2014), then the deadline is a reasonable time before we begin to print and send proxy materials for such annual meeting. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by August 22, 2014, provided that, if the date of next year’s annual meeting changes by more than 25 days from the one-year anniversary of the 2013 Annual Meeting (i.e., November 20, 2014), such proposals must be received by the Corporate Secretary at the above address by the close of business on the 10th day following the day on which public disclosure of the date of such annual meeting is made.

OTHER MATTERS

The Board is not aware of any other matters that are to be presented for action at the 2013 Annual Meeting. However, if any other matters properly come before the 2013 Annual Meeting, your shares of Common Stock will be voted in accordance with the discretion of the designated proxy holders (who are identified on the enclosed proxy card).

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors,

Andrew Rackear Corporate Secretary

Piscataway, New Jersey October 11, 2013

40

PROXY BY MAIL **THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

Please mark your votes like this **X**

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2 AND NO. 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2013 ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2 AND NO. 3.

ENZON PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR all Nominees:

Nominee			
1. Jonathan Christodoro	☐ For	☐ Against	☐ Abstain
2. Odysseas Kostas	☐ For	☐ Against	☐ Abstain
3. Jennifer I. McNealey	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote FOR proposals 2 and 3.

Vote On Independent Registered Public Accounting Firm

☐ For ☐ Against ☐ Abstain

Advisory Say-on-Pay Vote

☐ For ☐ Against ☐ Abstain

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

☐ For address changes/comments, please check this box and write them below, to the left, where indicated.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________ Signature ____________________ Date __________, 2013.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

ENZON PHARMACEUTICALS, INC.

VOTE BY INTERNET
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Enzon Pharmaceuticals, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 4:00 p.m., Eastern Time, on Tuesday, November 19, 2013.

Vote Your Proxy on the Internet:

Go to www.cstproxyvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

PROXY CARD

ENZON PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Wednesday, November 20, 2013

The undersigned hereby appoints George W. Hebard III and Andrew Rackear, and each of them, as proxies, with full power of substitution in each of them, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the 2013 annual meeting of stockholders of Enzon Pharmaceuticals, Inc. (the "Company") to be held on November 20, 2013 at 11:00 a.m., local time, or any adjournment(s), postponement(s), or other delay(s) thereof (the "2013 Annual Meeting"), all shares of common stock of the Company to which the undersigned is entitled to vote at the 2013 Annual Meeting.

If you sign and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares "FOR" each of the nominees to the Board of Directors listed in Proposal No. 1 and "FOR" Proposals Nos. 2 and 3.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲